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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-211292

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 18, 2016)

GUARANTY BANCORP

$40,000,000

5.75% Fixed-to-Floating Rate Subordinated Notes due July 20, 2026

         Guaranty Bancorp ("we," "us," "our" or the "Company") is offering $40,000,000 principal amount of its 5.75% fixed-to-floating rate subordinated notes due July 20, 2026 ("Notes"). The Notes will mature on July 20, 2026 and, unless previously redeemed as described herein, will bear interest (i) from, and including, the original issue date to, but excluding, July 20, 2021 at a fixed rate of 5.75% per year, and (ii) from, and including, July 20, 2021 to, but excluding, the stated maturity date, at an annual floating rate equal to the then current three-month LIBOR, as determined quarterly on the determination date for the applicable interest period, plus 473 basis points (4.73%). Up to, but not including July 20, 2021, we will pay interest on the Notes on January 20 and July 20, commencing on January 20, 2017. From and including July 20, 2021 through the stated maturity date or any earlier redemption date, we will pay interest on January 20, April 20, July 20 and October 20, of each year. See "Description of the Notes—Interest Rate and Interest Payment Dates" in this prospectus supplement.

         Subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), to the extent that such approval is required, we may redeem the Notes, in whole or in part, on July 20, 2021 and on any interest payment date thereafter at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. In addition, at any time at which any of the Notes remain outstanding, subject to the prior approval of the Federal Reserve, to the extent that such approval is required, we may redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes, plus any accrued and unpaid interest to, but excluding, the redemption date, upon the occurrence of (i) a "Tax Event," (ii) a "Tier 2 Capital Event" or (iii) a "1940 Act Event," each as more fully described under "Description of the Notes—Optional Redemption and Redemption Upon Special Events" in this prospectus supplement.

         The Notes will be unsecured and will be subordinated in right of payment to all of our existing and future senior indebtedness, whether secured or unsecured. The Notes will not be obligations of, and will not be guaranteed by, any of our subsidiaries, including our bank subsidiary, Guaranty Bank and Trust Company (the "Bank"). Because Guaranty Bancorp is a holding company, our cash flows and consequent ability to service our obligations, including the Notes, are dependent on distributions and other payments to us by our subsidiaries, including the Bank, and funds we may raise from borrowings or in the capital markets. Accordingly, our right to receive any assets of our subsidiaries, including the Bank, upon their insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding, and the consequent right of the holders of the Notes to participate in the distribution of those assets, will be effectively subordinated to the claims of our subsidiaries' creditors, including depositors at the Bank, and preferred equity holders, if any. There is no sinking fund for the Notes, and the Notes will not be listed on any national securities exchange or included in any automated dealer quotation system.

         Investing in the Notes involves risks. See "Risk Factors" on page S-16 of this prospectus supplement, as well as the risk factors included in the accompanying prospectus and Item 1A, "Risk Factors" beginning on page 19 of our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference herein and therein, to read about the risks that you should consider before investing in the Notes.

	Per Note	Total

Public offering price	100%	$40,000,000

Underwriting discounts and commissions	1.25%	$500,000

Proceeds to us (before expenses)	98.75%	$39,500,000

         The Notes to be issued are not deposits or savings accounts or other obligations of the Bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation ("FDIC") or any other governmental agency.

         Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The underwriter expects to deliver the Notes in book-entry form only, through the facilities of The Depository Trust Company on or about July 18, 2016 against payment in immediately available funds.

This date of this prospectus supplement is July 13, 2016.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference, before deciding to purchase the Notes. If the description of the offering in this prospectus supplement varies from the description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the Securities and Exchange Commission (the "SEC"). We have not authorized anyone to provide you with different information. If you receive any additional or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell or soliciting an offer to buy these Notes in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

        You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, any free writing prospectus filed with the SEC and the documents incorporated herein and therein by reference is accurate only as of the respective dates of such documents. However, our business, financial condition, results of operations, and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") relating to the securities offered by this prospectus. This prospectus supplement incorporates important business and financial information about us from documents filed with the SEC. As permitted by the SEC, this prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement filed with the SEC.

        You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to the foregoing, we maintain a web site at http://www.gbnk.com. Our website content is made available for informational purposes only. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement. We make available on our internet web site copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such documents as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

        We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede such information. The following documents filed with the SEC are hereby incorporated by reference into this prospectus supplement and the accompanying prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

SEC Filing	Period or Filing Date (as applicable)
Annual Report on Form 10-K	Year ended December 31, 2015
Quarterly Report on Form 10-Q for the quarter ended March 31, 2016	April 29, 2016
Definitive Proxy Statement for Annual Meeting of Shareholders	March 25, 2016
Current Reports on Form 8-K (in each case other than those portions furnished under Item 2.02 or 7.01 of Form 8-K)	July 13, 2016 May 4, 2016 (two Form 8-Ks) April 20, 2016 March 16, 2016 February 8, 2016 February 3, 2016 January 27, 2016

The description of our voting common stock, par value $0.001 per share, set forth in our Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

October 3, 2005

        We are also incorporating by reference documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and before the termination of the offering of the securities offered hereby, except for information furnished under Item 2.02 or Item 7.01 of Form 8-K and any related exhibits which are not deemed filed and are not incorporated by reference herein.

        Upon written or oral request, we will provide, without charge, to each person, including beneficial owners of our securities, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information incorporated by reference in this prospectus supplement (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Your requests for copies should be directed to:

  Guaranty Bancorp
  Attention: Investor Relations
  1331 Seventeenth St., Suite 200
  Denver, Colorado 80202
  Telephone: (303) 675-1194

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement and the accompanying prospectus contain, and future oral and written statements of the Company and its management may contain, forward-looking statements, within the meaning of such term in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act, with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based on beliefs, expectations and assumptions of the Company's management and on information available to management at the time that the statements are made, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "bode," "predict," "suggest," "project," "appear," "plan," "intend," "estimate," "may," "will," "would," "could," "should," "likely" or other similar expressions. Additionally, all statements in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement and the accompanying prospectus, including forward-looking statements, speak only as of the date they are made, and we undertake no obligation to update any statement in light of new information or future events.

        Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. The factors that could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries are detailed in the "Risk Factors" section included under Item 1A of Part I of our most recent Annual Report on Form 10-K and in the "Risk Factors" sections of this prospectus supplement and the accompanying prospectus. In addition, there are other factors that may impact any public company, including ours, that could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries.

        These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Such risks include the following:

  •
  Local, regional, national and international economic conditions and the impact they may have on us and our customers, the markets in which we operate, and our assessment of that impact on our estimates including, but not limited to, the allowance for loan losses.

  •
  The effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve.

  •
  Requirements imposed by regulatory agencies to increase our capital to a level greater than the current level required for well-capitalized financial institutions (including the impact of the joint rule by the Federal Reserve, the Office of the Comptroller of the Currency, and the FDIC to revise the regulatory capital rules, including the implementation of the Basel III standards), the failure to maintain capital above the level required to be well-capitalized under the regulatory capital adequacy guidelines, the availability of capital from private or government sources, or the failure to raise additional capital as needed.

  •
  Changes in the level of nonperforming assets and charge-offs and the deterioration of other credit quality measures, and their impact on the adequacy of the allowance for loan losses and provision for loan losses.

  •
  Changes in sources and uses of funds, including loans, deposits and borrowings, including the ability of the Bank to retain and grow core deposits, to purchase brokered deposits and to maintain unsecured federal funds lines and secured lines of credit with correspondent banks.

  •
  Failure, interruption or breach in security of our electronic communications, information systems and computer systems and other cyber risks.

  •
  The effects of inflation and interest rate, securities market and monetary supply fluctuations.

  •
  Political instability, acts of war or terrorism and natural disasters.

  •
  Our ability to develop and promote customer acceptance of new products and services in a timely manner and customers' perceived overall value of these products and services.

  •
  Changes in consumer spending, borrowings and savings habits.

  •
  Competition for loans and deposits and failure to attract or retain loans and deposits.

  •
  Changes in the financial performance or condition of the Bank's borrowers and the ability of the Bank's borrowers to perform under the terms of their loans and the terms of other credit agreements.

  •
  Our ability to receive regulatory approval for the Bank to declare and pay dividends to the holding company.

  •
  Our ability to acquire, operate and maintain cost effective and efficient systems.

  •
  The timing, impact and other uncertainties of any acquisitions, including our ability to consummate acquisitions and identify suitable future acquisition candidates, success or failure in the integration of their operations, the ability to raise capital or debt to fund acquisitions and the ability to enter new markets successfully and capitalize on growth opportunities.

  •
  Our ability to successfully implement changes in accounting policies and practices, adopted by regulatory agencies, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

  •
  The loss of senior management or operating personnel and the potential inability to hire qualified personnel at reasonable compensation levels.

  •
  The costs and other effects resulting from changes in laws and regulations and of other legal and regulatory developments, including, but not limited to, increases in FDIC insurance premiums, the commencement of legal proceedings or regulatory or other governmental inquiries, and our ability to successfully undergo regulatory examinations, reviews and other inquiries.

  •
  Other risks and uncertainties listed from time to time in the Company's reports and documents filed with the SEC.

 SUMMARY

        This summary highlights selected information from this prospectus supplement and the accompanying prospectus but is not complete and does not contain all of the information that you should consider before making a decision to invest in the Notes. This overview is qualified by the more detailed information and financial statements and notes appearing elsewhere in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.

Guaranty Bancorp

        Guaranty Bancorp ("we," "us," "our" or the "Company") is a bank holding company registered under the Bank Holding Company Act of 1956 (the "BHC Act"), as amended and headquartered in Colorado. The Company's principal business is to serve as a holding company for our bank subsidiary, Guaranty Bank and Trust Company ("Bank").

        The Bank is a full-service community bank offering an array of banking products and services to the communities it serves along the Front Range of Colorado, including accepting time and demand deposits and originating commercial loans, real estate loans, Small Business Administration guaranteed loans and consumer loans. The Bank, together with its wholly owned subsidiaries, Private Capital Management, LLC and Cherry Hills Investment Advisors, Inc., provides wealth management services, including private banking, investment management and trust services.

        As of March 31, 2016, we had consolidated total assets of $2.36 billion, total loans and leases, net of allowance, of $1.81 billion, deposits of $1.87 billion and stockholders' equity of $225.5 million, and we operated 26 branches and two investment management firms in Colorado through the Bank.

        The Company was incorporated in 2004 in Delaware under the name Centennial C Corp., and in 2004 and 2005 acquired several banking institutions and other entities, including the Bank. By 2008, all of the entities acquired had been merged into either the Company or the Bank, or were divested.

        We maintain our principal executive offices at 1331 Seventeenth St., Suite 200, Denver, CO 80202 and our telephone number is (303) 675-1194.

        Additional information about us is included in documents incorporated by reference in this prospectus supplement. See "Where You Can Find More Information" on page S-1 of this prospectus supplement.

Recent Developments

  Pending Acquisition—Home State Bancorp

        On March 16, 2016, the Company announced the signing of an Agreement and Plan of Reorganization ("Merger Agreement") with Home State Bancorp ("Home State"), parent company of Home State Bank, a Colorado state chartered bank headquartered in Loveland, Colorado ("Home State Bank").

        Home State is a bank holding company registered under the BHC Act. Home State Bank makes commercial loans to small and medium-sized businesses and offers depository products and services through 11 retail branches in northern Colorado. Home State, headquartered in Loveland, Colorado, had total assets of $873.7 million, total loans and leases, net of deferred fees and costs, of $433.2 million, deposits of $755.1 million and stockholders' equity of $86.4 million as of March 31, 2016.

        The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Home State will be merged with into the Company (the "Merger"), with the Company continuing as the surviving corporation. The Merger Agreement also provides that following the Merger, Home State Bank will be merged with and into the Bank, with the Bank surviving the bank merger.

        Subject to the terms and conditions set forth in the Merger Agreement, which has been unanimously approved by the boards of directors of the Company and Home State, at the effective time of the Merger (the "Effective Time"), each share of Home State common stock issued and outstanding immediately prior to the Effective Time, excluding shares held by the Home State Bank 401(k) Employee Stock Ownership Plan (the "KSOP Shares") and any Dissenting Shares (as defined in the Merger Agreement), shall have the right to receive (i) a number of shares of the Company common stock obtained by dividing 6,533,914 (such shares of stock, the "Company Stock"), as may be adjusted pursuant to the terms of the Merger Agreement, by the number of Home State shares of common stock issued and outstanding immediately prior to the Effective Time, but excluding KSOP Shares ("Company Closing Shares"), plus (ii) an amount of cash equal to $35,000,000, as may be adjusted pursuant to the terms of the Merger Agreement and as further described below (the "Cash Consideration"), less the portion of the Cash Consideration paid with respect to the KSOP Shares, divided by the number of Company Closing Shares. In exchange for the KSOP Shares, beneficiaries will receive cash in an amount equal to their pro-rata share of (a) the value of the Company Stock calculated by multiplying the number of shares of Company Stock by the average of the volume weighted closing price of the Company's common stock on the NASDAQ for the ten trading days immediately preceding the tenth day prior to the closing date of the Merger (the "Closing Date" and the "Guaranty Average Closing Price", respectively) and (b) the Cash Consideration. The Cash Consideration is subject to reduction on a dollar for dollar basis if Home State's Tangible Book Value (as defined in the Merger Agreement) is less than $79,000,000. The Merger is intended to qualify as a tax-free reorganization under the applicable provisions of the Internal Revenue Code of 1986, as amended, with respect to the Company Stock to be issued to Home State common shareholders. Based on the Company's May 31, 2016 closing price of $16.00 per share as reported on the NASDAQ, the transaction value is estimated at approximately $139.5 million.

        The Merger Agreement contains usual and customary representations and warranties from the Company and Home State.

        Home State has agreed to customary covenants, including among other things, (1) Home State's obligation to hold a meeting of its shareholders to vote upon the approval of the Merger, (2) the conduct of Home State's and Home State Bank's businesses during the interim period between the execution of the Merger Agreement and the Closing Date, and (3) not to entertain, solicit, encourage, induce or facilitate proposals relating to alternative business combination transactions, or enter into any discussions or any agreement concerning any proposals for alternative business combination transactions (the "Standstill Provision"). The Company has agreed, among other things, to (i) hold a meeting of its stockholders to vote upon the approval of the Merger, the Merger Agreement and the transactions contemplated therein, including the issuance of the Company Stock, (ii) file a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, relating to the Company Stock (the "Registration Statement"), (iii) obtain approval for listing on NASDAQ of the Company Stock, and (iv) use its Best Efforts (as defined in the Merger Agreement) to put in place financing arrangements sufficient to enable it to complete the Merger.

        Completion of the Merger is subject to certain customary conditions, including among other things, (1) approval of the Merger, the Merger Agreement and the transactions contemplated thereby by Home State's shareholders and the Company's stockholders, (2) receipt of required regulatory approvals and expiration of applicable waiting periods, (3) the absence of any law or order prohibiting the consummation of the Merger, (4) the Registration Statement registering the Company Stock having become effective and (5) the Company Stock having been authorized for listing on NASDAQ.

        Each party's obligation to complete the Merger is also subject to certain additional customary conditions, including the accuracy of the representations and warranties of the other party, the performance by the other party of its obligations under the Merger Agreement and the absence of a material adverse effect with respect to the other party. In addition, the Company's obligation to consummate the Merger is subject to (1) the Tangible Book Value as of the last day of the month ended prior to the Effective Time being not less than $79,000,000, and (2) holders of not more than 5% of the outstanding shares of Home State's common stock having duly exercised their dissenters' rights under Article 113 of the Colorado Business Corporation Act.

        The Merger Agreement provides certain customary termination rights for both the Company and Home State, including if the closing of the Merger has not occurred on or before 270 days following the date of the Merger Agreement, or 330 days following the date of the Merger Agreement if certain regulatory and other approvals have not been received. Among other termination rights, the Company may terminate the Merger Agreement if, on the business day immediately following the tenth day immediately preceding the Closing Date, the Guaranty Average Closing Price is above certain agreed-upon price thresholds, unless Home State determines to decrease the amount of Company Stock to be received in the Merger pursuant to the terms of the Merger Agreement. Home State has the right to terminate the Merger Agreement if on the business day immediately following the tenth day immediately preceding the Closing Date, the Guaranty Average Closing Price is below certain agreed-upon price thresholds, unless the Company determines to increase the amount of Company Stock to be issued in the Merger pursuant to the terms of the Merger Agreement.

        The Merger Agreement also provides that upon termination of the Merger Agreement by the Company under certain circumstances, including Home State failing to convene a meeting of its shareholders to consider and approve the Merger, the Merger Agreement and the transactions contemplated therein or breaching the Standstill Provision, Home State will be obligated to pay the Company a termination fee of $4.5 million, plus the aggregate amount of the Company's expenses incurred in connection with the Merger, provided that the aggregate amount of such expenses shall not exceed $500,000. The Merger Agreement provides that upon termination of the Merger Agreement by Home State under certain circumstances, including the Company failing to hold a meeting of its stockholders to consider the Merger, the Merger Agreement and the transactions contemplated therein, or the Company failing to put in place financing arrangements prior to the Closing Date, the Company will be obligated to pay Home State all expenses incurred by Home State in connection with the Merger, provided that the aggregate amount of such expenses shall not exceed $500,000.

        The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on March 16, 2016 and incorporated by reference herein.

        In connection with entering into the Merger Agreement, the Company entered into a Voting and Support Agreement with certain holders of Home State common stock (the "Voting Agreement"). The shareholders that are party to the Voting Agreement beneficially own in the aggregate approximately 70.4% of the outstanding shares of Home State common stock. The Voting Agreement requires that the shareholders party thereto vote all of their shares of Home State common stock in favor of the Merger and against alternative acquisition proposals. The Voting Agreement will terminate upon the earlier of the consummation of the Merger or the termination of the Merger Agreement in accordance with its terms.

        We intend to use all or a portion of the proceeds from this offering to finance the Cash Consideration due in connection with the Merger. However, the Merger may not be completed on currently anticipated terms or within the currently anticipated timeframe, or at all. If, for any reason, the pending acquisition of Home State is not consummated, we will use the net proceeds of the Notes that would have been used in connection with the acquisition for general corporate purposes, other potential strategic acquisitions, repayment of other debt obligations and investments in the Bank as regulatory capital.

  Pending Litigation Relating to Merger

        On May 20, 2016, a putative stockholder class action lawsuit, referred to as the "merger litigation," was filed against us and the individual members of our board of directors in connection with us entering into the Merger Agreement. The action, Sciabacucchi v. Cordes et al., Case No. 16cv31793, was filed in Colorado District Court, Denver County.

        The merger litigation alleges that the members of our board of directors breached their fiduciary duties owed to our stockholders by causing a materially incomplete registration statement to be filed. The plaintiff in the merger litigation generally seeks, among other things, declaratory and injunctive relief concerning the alleged breach of fiduciary duties, injunctive relief prohibiting consummation of the Merger and attorneys' fees and costs, and other and further relief.

        On July 5, 2016, the parties to the merger litigation entered into a Memorandum of Agreement providing that, among other things: (1) the Company will make specified additional disclosures in the proxy statement/prospectus filed in connection with the Merger; (2) the merger litigation is stayed; and (3) the parties will enter into a stipulation providing for certification of a class for settlement purposes and a class release. The proposed settlement is subject to, among other things, approval of the District Court, City and County of Denver, Colorado. Under the terms of the proposed settlement, following final court approval, the action will be dismissed with prejudice. There can be no assurances, however, that the parties will ultimately enter into a stipulation of settlement or that court approval of the settlement will be obtained. The proposed settlement may be terminated if any of the conditions to the proposed settlement are not met.

THE OFFERING

        The following description contains basic information about the Notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the Notes. For a more complete understanding of the Notes, you should read the section of this prospectus supplement entitled "Description of the Notes" and the section in the accompanying prospectus entitled "Description of Debt Securities." To the extent that the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information.

Issuer	Guaranty Bancorp
Securities offered	5.75% Fixed-to-Floating Rate Subordinated Notes due July 20, 2026.
Aggregate principal amount	$40,000,000
Issue date	July 18, 2016
Maturity date	July 20, 2026, unless previously redeemed.
Interest rate

Unless previously redeemed, the Notes will bear interest (i) from, and including, the original issue date to, but excluding, July 20, 2021, at a fixed rate equal to 5.75% per year and (ii) from, and including, July 20, 2021, at an annual floating rate equal to three-month LIBOR, as determined by the calculation agent quarterly on the determination date for the applicable interest period, plus 473 basis points (4.73%). See "Description of the Notes—Interest Rate and Interest Payment Dates" in this prospectus supplement.

Interest payment dates	Until, but not including July 20, 2021, we will pay interest on the notes on January 20 and July 20 of each year, commencing January 20, 2017.

From and including July 20, 2021, through the maturity date or earlier redemption, we will pay interest on the Notes quarterly in arrears on each January 20, April 20, July 20 and October 20 of each year.

Record dates	From January 1, 2017 to but excluding July 20, 2021, July 1 and January 1 of each year.
From and including July 20, 2021, through the maturity date or earlier redemption, January 1, April 1, July 1 and October 1 of each year.
Listing	The Notes will not be listed on any national securities exchange or quoted on any automated quotation system. Currently, there is no market for the Notes.

Optional redemption; redemption upon special events

Subject to obtaining the prior approval of the Federal Reserve, to the extent that such approval is then required, we may, at our option, beginning with the interest payment date of July 20, 2021 and on any interest payment date thereafter, redeem the Notes in whole or in part at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. Any partial redemption will be made by lot in accordance with DTC's applicable procedures. The Notes are not subject to repayment at the option of the holders of the Notes.

In addition, subject to obtaining the prior approval of the Federal Reserve, to the extent that such approval is then required, we may, at our option, redeem the Notes in whole but not in part if (1) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes, (2) an event occurs that precludes the Notes from being recognized as Tier 2 capital for regulatory capital purposes or (3) we become required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes, plus any accrued and unpaid interest to, but excluding, the redemption date. For more information, see "Description of the Notes—Optional Redemption and Redemption Upon Special Events" in this prospectus supplement.

Subordination; ranking

The Notes will be issued by the Company pursuant to the indenture, to be dated on or about July 18, 2016 between us and Wells Fargo Bank, National Association ("Wells Fargo"), as trustee, which we refer to as the base indenture, as amended and supplemented by a first supplemental indenture, to be dated on or about July 18, 2016. In this prospectus supplement, we refer to the base indenture and the supplemental indenture as the "indenture."

The Notes will be unsecured, subordinated and:

•

will rank junior in right of payment and upon our liquidation to any existing and all future senior indebtedness (as defined in the indenture governing the Notes and described under "Description of the Notes" in this prospectus supplement);

• will rank equally in right of payment and upon our liquidation with any future unsecured indebtedness the terms of which provide that such indebtedness ranks equally with the Notes; and

• will rank senior in right of payment and upon our liquidation to any indebtedness the terms of which provide that such indebtedness ranks junior to the Notes.

In addition, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness and will be effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities and preferred equity of the Bank and our other current and future subsidiaries, including, without limitation, the Bank's liabilities to its depositors, liabilities to general creditors and liabilities arising in the ordinary course or otherwise. As of March 31, 2016, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of $2.1 billion, excluding intercompany liabilities all of which ranks structurally senior to the Notes, and had no preferred equity outstanding. As of March 31, 2016, the Company, at the holding company level, had no indebtedness ranking senior to the Notes and had approximately $25.8 million of indebtedness, consisting of our junior subordinated debentures, ranking junior to the Notes. As of March 31, 2016, and including the indebtedness of Home State Bancorp on a pro forma basis assuming the pending merger is completed, the Company, at the holding company level, would have had $25.8 million of indebtedness ranking junior to the Notes. As adjusted to give effect to this offering, as of March 31, 2016, the Company and the Bank had, on a consolidated basis, $3.0 billion of indebtedness. For more information, see "Description of the Notes—Subordination of the Notes and Defeasance" in this prospectus supplement.

The indenture governing the Notes does not contain any limitation on the amount of indebtedness or other liabilities that we may incur after the date of the issuance of the Notes ranking senior to or equally with the indebtedness evidenced by the Notes, nor does it contain any limit on the amount of indebtedness or other liabilities or preferred equity that the Bank or any of our other current or future subsidiaries may incur or issue, as the case may be.

Sinking Fund	There is no sinking fund for the Notes.

Events of default; remedies

The Notes will contain customary payment, covenant and insolvency-related events of default. However, the trustee and the holders of the Notes may not accelerate the maturity of the Notes upon the occurrence of any payment or covenant event of default. If an insolvency-related event of default occurs, the principal of, and any accrued and unpaid interest on, the Notes will become immediately due and payable without any action of the trustee or the holders of the Notes. In the event of such an acceleration of the maturity of the Notes, all of our obligations to holders of our senior indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal of, or interest on, the Notes. See "Description of the Notes—Events of Default; Limitation on Suits" in this prospectus supplement.

Denomination; form

The Notes will be issued only in fully registered, book-entry form without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will be evidenced by a global note deposited with the trustee for the Notes, as custodian for The Depository Trust Company ("DTC"). Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of DTC. See "Description of the Notes—General" and "Description of the Notes—Clearance and Settlement" in this prospectus supplement.

Further issuances

We may, from time to time, without notice to or consent of the holders of the Notes, issue additional debt securities of the same series as the Notes, ranking equally with the Notes and with identical terms to the Notes (except for issue date, the offering price, the interest commencement date and the first interest payment date) in order that such additional debt securities may be consolidated and form a single series with the Notes.

Use of proceeds

We estimate that the net proceeds of this offering will be approximately $39,250,000, after deducting the underwriting discounts and commissions and the payment of the transaction expenses payable by us. We intend to use all or a portion of the proceeds from this offering to finance the Cash Consideration of the Merger. If, for any reason, the pending acquisition of Home State is not consummated, we will use the net proceeds of the Notes that would have been used in connection with the acquisition for general corporate purposes, other potential strategic acquisitions, repayment of other debt obligations and investments in the Bank as regulatory capital. See "Summary—Recent Developments." Pending this use, the proceeds from the offering may be invested in short-term investments.

Risk factors

Before making a decision to invest in the Notes, you should carefully consider all of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. In particular, you should evaluate the "Risk Factors" beginning on page S-16 of this prospectus supplement, as well as the risk factors included in the accompanying prospectus and Item 1A, "Risk Factors" beginning on page 19 of our Annual Report on Form 10-K for the year ended December 31, 2015, incorporated by reference herein, to read about the risks that you should consider before making a decision to invest in the Notes.

Trustee	Wells Fargo will act as the trustee under the indenture governing the Notes. Wells Fargo will also act as paying agent and registrar with respect to the Notes.
Governing law	The indenture governing the Notes and the Notes will be governed by and construed in accordance with the laws of the State of New York.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table sets forth summary consolidated financial and other data of the Company. The financial data as of and for the years ended December 31, 2015, 2014, 2013, 2012 and 2011 have been derived from our audited consolidated financial statements contained in our Annual Reports on Form 10-K filed with the SEC. The financial data as of and for the three months ended March 31, 2016 and 2015 have been derived from our unaudited consolidated financial statements contained in our Quarterly Reports on Form 10-Q filed with the SEC. The summary consolidated financial results are not indicative of our expected future operating results. The following summary consolidated financial information should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2015 Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, together with the historical consolidated financial statements and notes thereto, incorporated by reference into this prospectus supplement and the accompanying prospectus.

	At or for three months Ended March 31,		Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
		(In thousands, except share data and ratios)
Consolidated Statement of Income (Loss) Data
Interest income	$21,860	$19,854	$82,330	$75,520	$70,638	$69,565	$74,313
Interest expense	1,865	1,077	5,351	6,707	7,068	9,154	14,419
Net interest income	19,995	18,777	76,979	68,813	63,570	60,411	59,894
Provision (credit) for loan losses	16	(23)	96	14	296	(2,000)	5,000
Net interest income after provision for loan losses	19,979	18,800	76,883	68,799	63,274	62,411	54,894
Noninterest income	4,178	4,115	17,180	16,695	13,799	13,591	13,945
Noninterest expense	15,792	15,270	60,339	65,746	56,688	64,114	62,487
Income before income taxes	8,365	7,645	33,724	19,748	20,385	11,888	6,352
Income tax expense (benefit)	2,830	2,561	11,270	6,236	6,356	(3,171)	—
Net income	$5,535	$5,084	$22,454	$13512	$14,029	$15,059	$6,352
Preferred stock dividends	—	—	—	—	—	—	(19,806)
Net income (loss) applicable to common stockholders	$5,535	$5,084	$22,454	$13,512	$14,029	$15,059	$(13,454)
Common Share Data:
Basic earnings per common share(1)	$0.26	$0.24	$1.07	$0.64	$0.67	$0.72	$(1.04)
Diluted earnings per common share(1)	$0.26	$0.24	$1.06	$0.64	$0.67	$0.72	$(1.04)
Dividends declared per common share	$0.12	$0.10	$0.40	$0.20	$0.08	$—	—
Book value per common share(1)	10.35	$9.71	$10.21	$9.57	$8.89	$8.89	$8.11
Weighted average common shares outstanding-basic(1)	21,184,892	21,037,325	21,065,590	20,957,702	20,867,064	20,786,806	12,988,346
Weighted average common shares outstanding-diluted(1)	21,375,330	21,165,433	21,272,336	21,086,543	20,951,237	20,878,251	12,988,346
Common shares outstanding at end of period(1)	21,790,800	21,739501	21,704,852	21,628,873	21,303,707	21,169,521	21,087,324

(1)
Share and per share amounts have been adjusted to reflect the Company's 1-for-5 reverse stock split on May 20, 2013.

	At or for three months end Ended March 31,		For the Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
			(In thousands, except share data and ratios)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$31,142	$31,649	$26,711	$32,441	$28,077	$163,217	$109,225
Time deposits with banks	—	—	—	—	—	8,000	—
Total investments	400,890	452,271	424,692	449,482	442,300	458,923	386,141
Net loans (including loans held for sale)	1,830,246	1,555,154	1,791,536	1,518,944	1,299,419	1,133,607	1,063,479
Total assets	2,362,216	2,145,452	2,368,525	2,124,778	1,911,032	1,886,938	1,689,668
Deposits	1,872,717	1,721,881	1,801,845	1,685,324	1,528,457	1,454,756	1,313,786
Debt	231,674	174,374	333,098	219,582	180,058	218,442	168,033
Stockholders' equity	225,519	211,137	221,639	206,939	189,394	188,200	171,011
Selected Other Balance Sheet Data:
Average assets	2,359,180	2,108,766	2,226,794	2,001,552	1,863,578	1,749,115	1,768,932
Average earning assets	2,234,247	1,980,717	2,098,995	1,882,194	1,755,693	1,644,898	1,658,683
Average stockholders' equity	224,179	210,110	215,513	201,082	189,534	179,300	165,801
Selected Financial Ratios:
Return on average assets(a)	0.94%	0.98%	1.01%	0.68%	0.75%	0.86%	0.36%
Return on average equity(b)	9.93%	9.81%	10.42%	6.72%	7.40%	8.40%	3.83%
Net interest margin(c)	3.60%	3.84%	3.67%	3.66%	3.62%	3.67%	3.61%
Efficiency ratio (tax equivalent)(d)	59.92%	62.82%	60.20%	65.56%	66.79%	77.05%	77.75%
Selected Asset Quality Ratios:
Nonperforming assets to total assets	0.60%	0.72%	0.64%	0.70%	1.04%	1.78%	3.30%
Nonperforming loans to loans, net of deferred costs and fees	0.73%	0.85%	0.80%	0.82%	1.17%	1.20%	2.44%
Allowance for loan losses to total loans, net of deferred costs and fees, held for investment	1.26%	1.45%	1.27%	1.46%	1.59%	2.17%	3.16%
Allowance for loan losses to nonperforming loans, held for investment	171.82%	169.61%	158.91%	178.25%	135.73%	180.67%	129.30%
Net charge-offs to average loans, held for investment	—%	(0.01)%	(0.03)%	(0.10)%	0.36%	0.68%	1.57%

(a)
Return on average assets is determined by dividing net income (loss) by average assets.

(b)
Return on average stockholders' equity is determined by dividing net income (loss) by average stockholders' equity.

(c)
Net interest margin is determined by dividing net interest income by average interest-earning assets.

(d)
Efficiency ratio is determined by dividing total noninterest expense less intangible amortization expense, less select nonrecurring charges, by an amount equal to net interest income plus noninterest income, plus incremental tax benefit from tax exempt bonds and bank-owned life insurance. See "Reconciliation of Non-GAAP Financial Measure."

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

        Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Efficiency ratio, as calculated by us is not a financial measure recognized under GAAP and, therefore, it is considered a non-GAAP financial measure. Management believes that its ratio better focuses attention on the operating performance of the Company over time than does a GAAP-based ratio, and that it is highly useful in comparing period-to-period operating performance of the Company's business operations. The following table illustrates our calculation of efficiency ratio:

	Three Months Ended
			Year ended
	March 31, 2016	March 31, 2015
Efficiency Ratio:			2015	2014	2013	2012	2011
Noninterest expense	15,792	15,270	60,339	65,746	56,688	64,114	62,487
Less: Intangible asset amortization	(240)	(495)	(1,981)	(2,506)	(2,818)	(3,138)	(4,091)
Less: Nonrecurring expenses	(675)	—	—	—	—	—	—
Less: Impairment of long-lived assets	—	—	(122)	(185)	—	(2,750)	—
Less: Prepayment on debt	—	—	—	(5,459)	(629)	—	—

Adjusted noninterest expense	14,877	14,775	58,236	57,596	53,241	58,226	58,396
Net interest income	19,995	18,777	76,979	68,813	63,570	60,411	59,894
Plus: incremental tax equivalent adjustment on securities	427	417	1,684	1,661	1,833	1,568	1,267

Adjusted net interest income	20,422	19,194	78,663	70,474	65,403	61,979	61,161
Noninterest income	4,178	4,115	17,180	16,695	13,799	13,591	13,945
Plus incremental tax equivalent adjustment on BOLI	229	209	900	684	518	—	—

Adjusted noninterest income	4,407	4,324	18,080	17,379	14,317	13,591	13,945
Efficiency Ratio	59.92%	62.82%	60.20%	65.56%	66.79%	77.05%	77.75%

RISK FACTORS

        An investment in the Notes involves certain risks. Before deciding to invest in the Notes, you should carefully read and consider the risks described below, together with the other risks and uncertainties under the heading "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You should note, however, that our business, financial condition, results of operations and prospects may have changed since the respective dates of any incorporated documents. The risks and uncertainties that we have described are not the only ones facing the Company. Additional risks of which we are not presently aware or that we currently believe are immaterial may also have a material adverse effect on our business and results of operations.

Risks Relating to the Offering and the Notes

The Notes are subordinated to our senior indebtedness, and we may be precluded from making payments on the Notes in certain circumstances. In addition, we or our subsidiaries may incur additional indebtedness in the future.

        The Notes will be our unsecured, subordinated obligations and, consequently, will rank junior in right of payment to all secured and unsecured senior indebtedness. Upon our insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding, the holders of our senior indebtedness would be entitled to have the senior indebtedness paid in full prior to the holders of the Notes receiving any payment of principal of, or interest on, the Notes. The senior indebtedness to which the Notes are subordinated is described under "Description of the Notes—Subordination of the Notes and Defeasance" in this prospectus supplement.

        As of March 31, 2016, we had no senior indebtedness outstanding. We also have a line of credit with Wells Fargo Bank, National Association ("Wells Fargo") in the amount of $10 million that is secured by the stock of the Bank. As of March 31, 2016, the line of credit had no outstanding balance. As of March 31, 2016, we had approximately $25.8 million of indebtedness, consisting of our junior subordinated debentures, ranking junior to the Notes. As of March 31, 2016, the Bank had outstanding indebtedness, total deposits and other liabilities of $2.1 billion, excluding intercompany liabilities, all of which ranks structurally senior to the Notes. As adjusted to give effect to the offering of the Notes, as if the offering had been completed as of March 31, 2016, the Company and the Bank had, on a consolidated basis, $3.0 billion of indebtedness. In the future, we may incur substantial other indebtedness, including senior debt and indebtedness ranking equally with the Notes. The indenture does not limit the amount of additional indebtedness or senior indebtedness that we or any of our subsidiaries (including the Bank) may incur. Accordingly, in the future, we and our subsidiaries may incur other indebtedness, which may be substantial in amount, including senior indebtedness, indebtedness ranking equally with the Notes and indebtedness ranking effectively senior to the Notes, as applicable.

        As a consequence of the subordination of the Notes to our existing and future senior indebtedness, an investor in the Notes may lose all or some of its investment upon our insolvency, bankruptcy, liquidation, winding up or similar proceeding. In such an event, our assets would be available to pay the principal of, and any accrued and unpaid interest on, the Notes only after all of our senior indebtedness had been paid in full. In the event of our insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding, any of our other general, unsecured obligations that do not constitute senior indebtedness, depending upon their respective preferences, will share pro rata in our remaining assets after we have paid all of our senior indebtedness in full. In any of the foregoing events, we may not have sufficient assets to make payments in respect of the Notes. As a result, if holders of the Notes receive any payments, they may receive less, ratably, than holders of secured indebtedness. In addition, the holders of any senior indebtedness could restrict or prohibit us from making payments on the Notes.

The Notes will not be insured or guaranteed by the FDIC, any other governmental agency, the Bank or any of our subsidiaries.

        The Notes are not bank deposits and are not insured or guaranteed by the FDIC or any other governmental agency, nor are they obligations of, or guaranteed by, the Bank. The Notes will be obligations of Guaranty Bancorp only.

The indenture governing the Notes includes limited rights of acceleration.

        There is no right of acceleration of maturity of the Notes in the case of default in the payment of principal of, premium, if any, or interest on, the Notes or in the performance of any other obligation of the Company under the indenture governing the Notes or under any other security issued by us. Holders of Notes may accelerate payment of indebtedness only upon our insolvency, receivership, conservatorship, reorganization or similar proceedings or if there is a liquidation or winding-up of our or the Bank's business. See "Description of the Notes—Events of Default; Limitation on Suits" in this prospectus supplement for more information.

The indenture governing the Notes does not contain any limitations on our ability to incur additional indebtedness, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock.

        Neither we nor any of our subsidiaries is restricted from incurring additional indebtedness or other liabilities, including additional senior or subordinated indebtedness, under the indenture governing the terms of the Notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will incur additional indebtedness and other liabilities from time to time. In addition, we are not restricted under the indenture governing the Notes from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends or issuing or repurchasing our securities.

        In addition, there are no financial covenants in the indenture governing the Notes. You are not protected under the indenture governing the Notes in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you.

Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries.

        We are a bank holding company, and we conduct substantially all of our operations through subsidiaries, including the Bank. We depend on dividends, distributions and other payments from our subsidiaries to meet our obligations, including to fund payments on the Notes, and to provide funds for the payment of dividends to our stockholders, to the extent declared by our board of directors. There are various legal limitations on the extent to which the Bank and our other subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise) and certain of our affiliates. The Bank may not pay us dividends if, after making such distribution, the Bank would not meet the minimum capital requirements under applicable regulations. Payment of dividends by the Bank may also be restricted at any time at the discretion of the Federal Reserve if it deems the payment to constitute an unsafe and unsound banking practice. In addition, contractual or other restrictions may also limit our subsidiaries' abilities to pay dividends or make distributions, loans or advances to us. See "Item 1—Business—Supervision and Regulation—Bank Holding Company Regulations Applicable to Guaranty Bancorp" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for more information. For these reasons, we may not have access to any assets or cash flow of our subsidiaries to make payments on the Notes.

        Beginning in 2016, banks and bank holding companies are required to maintain a capital conservation buffer composed of common equity Tier 1 capital above its minimum risk-based capital requirements. When fully phased-in on January 1, 2019, the capital conservation buffer will be 2.50% of total risk-weighted assets. Banking institutions which do not maintain capital in excess of the capital conservation buffer will face constraints on dividends, equity repurchases and executive compensation based on the amount of the shortfall. Accordingly, if the Bank fails to maintain the applicable minimum capital ratios and the capital conservation buffer, distributions to us (at the holding company level) may be prohibited or limited and we may not have funds to make principal and interest payments on the Notes.

        In addition, the Bank may experience business risks that adversely affect its ability to pay dividends or distributions to us. By way of example, existing customer deposits at the Bank represent a significant proportion of the Bank's funding. Significant withdrawals of deposits by key depositors could lead to liquidity gaps for which the Bank would have to compensate by other means. In addition, the Bank may be unable to replace such deposits at similar or favorable rates, or at all, which may have a material adverse effect on the Bank's business, results of operations, financial condition and prospects, and could affect the Bank's ability to pay dividends or distributions to us.

Regulatory guidelines may restrict our ability to pay the principal of, or interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.

        Our ability to pay the principal of, and interest on, the Notes is subject to the guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Notes as "Tier 2 capital" under the Federal Reserve's regulatory capital rules and guidelines. Our ability to make payments on the Notes is subject to the limitations imposed by the Federal Reserve's regulatory capital rules and guidelines as applicable to us, taking into account the effects of any payments on Tier 2 capital instruments on our overall financial condition, our net income for the current and past four quarters (including amounts that we have paid on capital instruments for those periods), and our projected rate of earnings retention, among other things. Moreover, under federal statutes and Federal Reserve policy, a bank holding company is required to act as a source of financial and managerial strength to its banking subsidiaries and to commit resources to their support, including in times of financial distress when a holding company such as us may not otherwise be inclined to provide such support. In addition, if a holding company commits to a federal bank regulator that it will maintain the capital of its bank subsidiary, that commitment will be assumed by a bankruptcy trustee, and the bank subsidiary will be entitled to priority payment in respect of that commitment, ahead of other creditors of the holding company, such as the holders of the Notes. As a result of the foregoing, we may be unable to make payments in respect of the Notes.

We may not be able to generate sufficient cash to service all of our debt, including the Notes.

        Our ability to make scheduled payments of principal and interest or to satisfy our obligations in respect of our debt or to refinance our debt will depend on our future operating performance. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, on distributions to us from our subsidiaries and required capital levels with respect to certain of our subsidiary bank and nonbanking subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. We may not be able to generate sufficient cash flows from operations, or obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.

The Notes will be the obligations of the Company and not obligations of the Bank and will be structurally subordinated to the debt and other liabilities of the Bank, which will not guarantee the Notes.

        Because we are a holding company, our rights and the rights of our creditors, including the holders of the Notes, to participate in the assets of any subsidiary during its liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors unless we are ourselves a creditor with recognized claims against the subsidiary. Any loans that we make to the Bank would be subordinate in right of payment to deposits and to other indebtedness of the Bank. Claims from creditors (other than us) against the subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings, as well as liabilities to general creditors. The Notes are obligations exclusively of the Company and are not obligations of, nor guaranteed by, the Bank. The Bank and our other subsidiaries have no obligation to pay any amounts due on the Notes or pay any amounts to the Company, including any dividends, to make any other distributions to the Company or to provide the Company with funds to meet any of the Company's obligations, including the Notes.

An active trading market for the Notes may not develop.

        The Notes constitute a new issue of securities for which there is no existing market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes in any automated dealer quotation system. We cannot provide you with any assurance as to whether a trading market for the Notes will develop, the ability of holders of the Notes to sell their Notes or the prices at which holders may be able to sell their Notes. The underwriter has advised us that it currently intends to make a market in the Notes. The underwriter, however, is not obligated to do so, and any market-making with respect to the Notes may be discontinued at any time without notice. You should also be aware that there may be a limited number of buyers when you decide to sell your Notes. This may affect the price that you receive for your Notes or your ability to sell your Notes at all.

If a trading market for the Notes develops, changes in the debt markets, among others, could adversely affect the market price of the Notes.

        Many factors affect the trading market for, and the trading value of, the Notes, including the time remaining to the maturity of the Notes, the ranking of the Notes, the redemption features of the Notes, the outstanding amount of subordinated notes with terms identical to the Notes, the prevailing interest rates being paid by other companies similar to us, our financial condition, financial performance and future prospects and the level, direction and volatility of market interest rates generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Notes.

Our credit rating may not reflect all risks of an investment in the Notes.

        The credit rating assigned to the Notes may not reflect the potential impact of all risks related to the structure and other factors affecting the Notes on any trading market for, or trading value of, the Notes. In addition, real or anticipated changes in our credit rating will generally affect the trading market for, or the trading value of, the Notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances.

Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

        Subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem all or a portion of the Notes on July 20, 2021 and on any interest payment date thereafter prior to their stated maturity date. In addition, at any time at which any Notes remain outstanding, subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the Notes in whole but not in part upon the occurrence of (i) a "Tax Event," (ii) a "Tier 2 Capital Event" or (iii) a "1940 Act Event." In the event that we redeem the Notes, holders of the Notes will receive only the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, such earlier redemption date. If any redemption occurs, holders of the Notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See "Description of the Notes—Optional Redemption and Redemption Upon Special Events" in this prospectus supplement.

        Investors should not expect us to redeem the Notes on or after the date on which they become redeemable at our option. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk profile.

The amount of interest payable on the Notes will vary after July 19, 2021.

        Because the three-month LIBOR is a floating rate, the interest rate on the Notes will vary after July 19, 2021 at an annual floating rate equal to three-month LIBOR, as determined quarterly on the determination date for the applicable interest period, plus 473 basis points (4.73%). The annual interest rate that is determined on the relevant determination date will apply to the entire interest period following such determination date, even if three-month LIBOR increases during that period.

The level of three-month LIBOR may affect our decision to redeem the Notes.

        It is more likely we will redeem the Notes after July 20, 2021 if the interest rate on them is higher than that which would be payable on one or more other forms of borrowing. If we redeem the Notes prior to their stated maturity date, holders of the Notes may not be able to invest in other securities with a similar level of risk that yield as much interest as the Notes.

You will have no rights against the publishers of LIBOR.

        You will have no rights against the publishers of LIBOR, even though the amount you receive on each interest payment date after July 20, 2021 will depend upon the level of three-month LIBOR. The publishers of LIBOR are not in any way involved in this offering and have no obligations relating to the Notes or the holders of the Notes.

Risks Related to the Pending Acquisition of Home State

Failure of the Merger to be completed, the termination of the Merger Agreement or a significant delay in the consummation of the Merger could negatively impact us.

        The Merger Agreement is subject to a number of conditions which must be fulfilled in order to complete the Merger. These conditions to the consummation of the Merger may not be fulfilled and, accordingly, the Merger may not be completed or may be delayed. In addition, if the Merger is not completed by December 11, 2016, either us or Home State may choose not to proceed with the Merger, and the parties can mutually decide to terminate the Merger Agreement at any time, before or after stockholder approval. If the Merger is not consummated, our ongoing business, financial condition and results of operations of may be materially adversely affected. If the consummation of the Merger is delayed, our business, financial condition and results of operations may be materially adversely affected.

        In addition, we have incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the Merger Agreement. If the Merger is not completed, we would have to recognize these expenses without realizing the expected benefits of the Merger. Any of the foregoing, or other risks arising in connection with the failure of or delay in consummating the Merger, including the diversion of management attention from pursuing other opportunities and the constraints in the Merger Agreement on the ability to make significant changes to our ongoing business during the pendency of the Merger, could have a material adverse effect on our business, financial condition and results of operations.

        Additionally, our business may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the Merger, without realizing any of the anticipated benefits of completing the Merger. If the Merger Agreement is terminated and our board of directors seeks another merger or business combination, we cannot be certain that we will be able to find a party willing to engage in a transaction on more attractive terms than the Merger.

Combining us and Home State Bank may be more difficult, costly or time-consuming than expected, or could result in the loss of customers.

        We and Home State have operated, and until the completion of the Merger will continue to operate, independently. As with any merger of banking institutions, there may be disruptions that cause the loss of former customers of Home State Bank or cause such customers to withdraw their deposits, which could negatively affect the performance and earnings of us. In the event we decide to consolidate or sell branches, certain customers' branches may be consolidated with other branches in the market area resulting in new office locations and new banking associates serving such customers. There can be no assurance that customers will readily accept changes to their banking arrangements after the Merger.

The combined company may fail to realize the anticipated benefits of the Merger or the Merger may not close at all.

        The success of the Merger will depend on, among other things, the combined company's ability to combine the businesses of the Company and Home State. If the combined company is not able to successfully achieve this objective, the anticipated benefits of the Merger may not be fully realized, may not be realized at all or may take longer to realize than expected. It is possible that the integration of the Company's and Home State's businesses or other factors could result in the loss or departure of key employees, the disruption of the ongoing business of the Company or Home State or inconsistencies in standards, controls, procedures and policies. It is also possible that customers, depositors and counterparties of the Company or Home State could choose to discontinue their relationships with the combined company post-Merger because they prefer doing business with an independent company or for any other reason, which would adversely affect the future performance of the combined company. These transition matters could have an adverse effect on each of the Company and Home State during the pre-Merger period and for an undetermined amount of time after the consummation of the Merger.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering will be approximately $39,250,000, after deducting the underwriting discounts and commissions and the payment of the transaction expenses payable by us. We intend to use all or a portion of the proceeds from this offering to finance the Cash Consideration of the Merger with Home State. If, for any reason, the Merger with Home State is not consummated, we will use the net proceeds of the Notes that would have been used in connection with the Merger for general corporate purposes, other potential strategic acquisitions, repayment of other debt obligations and investments in the Bank as regulatory capital. Pending this use, the proceeds from the offering may be invested in short-term investments.

CAPITALIZATION

        The following table shows our consolidated capitalization as of March 31, 2016 on a historical basis and on an as-adjusted basis to give effect to the offering of the Notes as if it had occurred on such date, taking into account the underwriting discount and commissions and estimated offering expenses of $750,000. You should read the following table with the consolidated financial statements and notes incorporated by reference into this prospectus supplement and the accompanying prospectus.

	March 31, 2016
	Actual	As Adjusted
	(in thousands, except per share amounts)
Assets:
Cash and cash equivalents	$31,142	$31,142
Total investments	400,890	400,890
Net Loans, including loans held for sale	1,807,221	1,807,221
Total assets	2,362,216	2,362,216
Liabilities:
Total deposits	1,872,717	1,872,717
Securities sold under agreement to repurchase and federal funds purchased	18,730	18,730
Federal Home Loan Bank term notes	120,000	120,000
Federal Home Loan Bank line of credit borrowing	85,900	46,650
Subordinated Debentures	25,774	65,024
Interest payable and other liabilities	13,576	13,576
Total liabilities	2,136,697	2,136,697
Total stockholders' equity:	$225,519	$225,519

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table sets forth our consolidated ratios of earnings to combined fixed charges and preferred stock dividends for the periods shown. On September 30, 2011, we converted all outstanding shares of Series A Convertible Preferred Stock, par value $0.001 per share into shares of our common stock.

	For the Three Months Ended March 31,		For the Years Ended December 31,
(dollars in thousands)	2016	2015	2015	2014	2013	2012	2011
Ratio of earnings to combined fixed charges and preferred dividends:
Including interest on deposits	5.17	6.99	6.55	3.64	3.55	2.17	*
Excluding interest on deposits	9.36	13.59	12.73	4.94	4.70	2.63	*
Deficiency of earnings available to cover fixed charges:
Including interest on deposits							$13,454
Excluding interest on deposits							$13,454

*
Calculation not meaningful since the ratio is less than 1.

        For the purpose of computing the consolidated ratio of earnings to fixed charges, "earnings" consist of income before income taxes plus fixed charges. "Fixed charges" consist of interest on borrowings, an estimate of the interest within rent expense, and preferred dividends (where applicable). In addition, where indicated, fixed charges includes interest on deposits.

DESCRIPTION OF THE NOTES

        We will issue the Notes under the indenture, to be dated on or about July 18, 2016, between the Company, as the issuer, and Wells Fargo Bank, National Association, a national banking association ("Wells Fargo") as the trustee, as amended and supplemented by a first supplemental indenture, to be dated on or about July 18, 2016. We refer to this indenture, as it may be amended or supplemented from time to time, as the "indenture," and we refer to Wells Fargo in its capacity as the trustee for the Notes under the indenture, as the "trustee." You may request a copy of the indenture from us as described under "Where You Can Find More Information" in this prospectus supplement. The following summary of certain provisions of the Notes and the summary of certain provisions of the indenture in this prospectus supplement and the accompanying prospectus do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Notes and the indenture, including the definitions of certain terms used in the Notes and the indenture. We urge you to read each of these documents because they, and not this description or the description set forth in "Description of Debt Securities" in the accompanying prospectus, define your rights as a holder of the Notes. To the extent that information in this prospectus supplement relating to the indenture or the Notes is inconsistent with any related information contained in the accompanying prospectus, the information in this prospectus supplement shall control with respect to the Notes.

General

        The Notes will be our unsecured and subordinated obligations and will mature on July 20, 2026 (the "stated maturity date"), unless redeemed prior to such date in accordance with the provisions set forth under "—Optional Redemption and Redemption Upon Special Events." Unless previously purchased and cancelled or redeemed prior to the stated maturity date, we will repay the Notes at a price equal to 100% of the outstanding principal amount of the Notes, plus any accrued and unpaid interest, to, but excluding, the stated maturity date. We will pay principal of, and interest on, the Notes in U.S. dollars. The Notes will rank equally among themselves and junior in right of payment to our existing and future senior indebtedness, as described below in "—Subordination of the Notes and Defeasance," and will be effectively subordinated to all existing and future indebtedness, deposits and other liabilities and preferred equity of the Bank and our other current and future subsidiaries, including, without limitation, the Bank's liabilities to its depositors, liabilities to general creditors and liabilities arising during the ordinary course or otherwise. No sinking fund will exist for the Notes, and no sinking fund payments will be made with respect to the Notes. The Notes will not be convertible into or exchangeable for any other securities or property. The Notes will be subject to defeasance but will not be subject to covenant defeasance.

        Except as described below under "—Clearance and Settlement," the Notes will be issued in book-entry-only form and will be represented by a global note registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"). See "—Clearance and Settlement" below.

        The Notes will be issued and may be transferred only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes are a part of a series of securities newly established under the indenture and will be initially issued in the aggregate principal amount of $40,000,000. We may, from time to time, without notice to, or the consent of, the holders of the Notes, issue additional debt securities ranking equally with the Notes and with identical terms to the Notes in all respects (except for issue date, the offering price, the interest commencement date and the first interest payment date) in order that such additional debt securities may be consolidated and form a single series with the Notes.

        No recourse will be available for the payment of principal of, or interest on, any note, for any claim based thereon, or otherwise in respect thereof, against any incorporator, director, officer, employee or shareholder, as such, past, present or future, of ours or of any successor entity.

        Neither the indenture nor the Notes contain any covenants: (1) prohibiting or otherwise restricting the incurrence of indebtedness or other obligations by us or by any of our subsidiaries, including the Bank, or the issuance of preferred equity by any of our subsidiaries; (2) requiring us or any of our subsidiaries to achieve or maintain any minimum financial results relating to our or its financial condition, liquidity or results of operations or meet or exceed certain financial ratios as a general matter or to incur additional indebtedness or maintain any reserves; or (3) prohibiting or otherwise restricting us or any of our subsidiaries from granting liens on our or its assets to secure our or its indebtedness or other obligations that are senior or effectively senior in right of payment to the Notes, repurchasing our stock or other securities, including any of the Notes, or paying dividends or make other distributions to our or its shareholders or other equity owners. Accordingly, neither the indenture nor the Notes contain any provisions that would provide protection to the holders of the Notes against a sudden and dramatic decline in our credit quality resulting from a merger, takeover, recapitalization or similar restructuring, any highly leveraged or similar transaction or any other event involving us or any of our subsidiaries that may adversely affect our credit quality. See "Risk Factors—The indenture governing the Notes does not contain any limitations on our ability to incur additional indebtedness, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock."

        The indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

        The Notes are not savings accounts or deposits in the Company or the Bank and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. The Notes are solely obligations of the Company and are neither obligations of, nor guaranteed by, the Bank or any of our other subsidiaries or affiliates.

Interest Rate and Interest Payment Dates

Fixed Rate Period

        From, and including, the date of initial issuance of the Notes to, but excluding, July 20, 2021, unless redeemed prior to such date as contemplated below under "—Optional Redemption and Redemption Upon Special Events," the Notes will bear interest at the annual rate of 5.75%, and we will pay interest on the Notes semi-annually in arrears on each January 20 and July 20, commencing on January 20, 2017. We refer to each such date as a "fixed rate interest payment date," and we refer to the period from, and including, the issue date of the Notes to, but excluding, the first fixed rate interest payment date and each successive period from, and including, a fixed rate interest payment date to, but excluding, the next fixed rate interest payment date as a "fixed rate period." If any fixed rate interest payment date is not a business day (as defined below), we will make the relevant payment on the next business day, and no interest will accrue as a result of any such delay in payment. The interest payable on any fixed rate interest payment date will be paid to each holder in whose name a Note is registered at the close of business on the January 1 and July 1 (whether or not a business day) immediately preceding such fixed rate interest payment date.

        Interest payable on the Notes for any fixed rate period will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Period

        From, and including, July 20, 2021 to, but excluding, the stated maturity date, unless redeemed subsequent to July 20, 2021 but prior to the stated maturity date as contemplated below under "—Optional Redemption and Redemption Upon Special Events," the Notes will bear interest at an annual rate equal to Three-month LIBOR, reset quarterly, plus 473 basis points (4.73%), and we will pay interest on the Notes quarterly in arrears on each January 20, April 20, July 20 and October 20 beginning on October 20, 2021. We refer to each such date as a "floating rate interest payment date," and together with the fixed rate interest payment dates, collectively the "interest payment dates," and we refer to the period from, and including, July 20, 2021 to, but excluding, the first floating rate interest payment date and each successive period from, and including, a floating rate interest payment date to, but excluding, the next floating rate interest payment date as a "floating rate period," and together with the fixed rate periods, collectively, the "interest rate periods." The interest payable on any floating rate interest payment date will be paid to the holder in whose name a note is registered at the close of business on the January 1, April 1, July 1 and October 1 (whether or not a business day) immediately preceding such floating rate interest payment date. If a floating rate payment date falls on a day that is not a business day, then such floating rate payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.

        Interest payable on the Notes for a floating rate period will be computed on the basis of a 360-day year of the actual number of days in such floating rate period. All percentages used in or resulting from any calculation of Three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

        The term "business day" means any day except a Saturday, Sunday or legal holiday in the City of New York or any applicable place of payment on which banking institutions are authorized or required by law, regulation or executive order to close; provided, however, that in the case of any floating rate interest payment date, such day is also a London banking day. "London banking day" means any date on which commercial banks are open for business (including dealings in U.S. dollars) in London.

        "Three-month LIBOR" means, as determined by the calculation agent on the second London banking day immediately preceding the commencement of the applicable floating rate period (the "determination date") and provided to the trustee in writing (if the trustee is not the calculation agent), the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such determination date. If such rate does not appear on the Designated LIBOR Page at such time, then the Company will request the principal London office of each of four major reference banks in the London interbank market, selected by the Company, to provide such bank's offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a.m., London time, on such determination date and in a principal amount equal to an amount that, in the judgment of the Company, is representative for a single transaction in U.S. dollars in the relevant market at the relevant time (a "representative amount"). If at least two such quotations are so provided, Three-month LIBOR for such floating rate period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Company will request each of three major banks in the City of New York to provide such bank's rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a.m., the City of New York time, on such determination date and in a representative amount. If at least two such rates are so provided, Three-month LIBOR for such floating rate period will be the arithmetic mean of such quotations. If fewer than two such rates are so provided, then Three-month LIBOR for such floating rate period will be set to equal the Three-month LIBOR for the then current floating rate period or, in the case of the first floating rate period, 1.02%.

        "Designated LIBOR Page," means the display on Reuters or any successor service, on page LIBOR01, or any other page as may replace that page on the service, for the purpose of displaying the London interbank rates of U.S. dollars.

Subordination of the Notes and Defeasance

        Our obligation to make any payment on account of the principal of, or interest on, the Notes will be subordinate and junior in right of payment to the prior payment in full of all of our senior indebtedness. As of March 31, 2016, we had no senior indebtedness outstanding. We also have a line of credit with Wells Fargo in the amount of $10 million that is secured by the stock of the Bank. As of March 31, 2016, the line of credit had no outstanding balance.

        The term "senior indebtedness" means (a) any of the Company's indebtedness (including the principal of and premium, if any, and unpaid interest on such indebtedness) for borrowed or purchased money including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by bonds, debentures, notes or other written instruments, including any obligations of the Company to general creditors or trade creditors; (b) the Company's obligations under letters of credit, bank guarantees or bankers' acceptances; (c) any of the Company's indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor, and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates; (d) any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business), or other similar contingent obligations in respect of obligations of others of a type described in clauses (a), (b), and (c), whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States; (e) all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet; (f) all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property; (g) all direct or indirect guarantees or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in clauses (a) through (f) above; and (h) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (g) above, other than obligations ranking on a parity with the Notes or ranking junior to the Notes. Notwithstanding the foregoing, if the Federal Reserve Board (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term "general creditors" as used herein the definition of senior indebtedness will have the meaning as described in that rule or interpretation.

        The term "senior indebtedness" does not include (a) any indebtedness of the Company which when incurred, and without respect to any election under Section 1111(b) of the Federal Bankruptcy Code, was without recourse to the Company, (b) any indebtedness of the Company to any of its Subsidiaries, (c) indebtedness to any employee of the Company, (d) any liability for taxes, (e) trade payables, (f) any indebtedness of the Company which is expressly subordinate in right of payment to any other indebtedness of the Company, and (g) renewals, extensions, modifications and refundings of any such indebtedness.

        Upon any distribution of our assets upon any insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding, the payment of the principal of and interest on the Notes will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the Notes because of an insolvency event of default specified below under "—Events of Default; Limitation on Suits," the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the Notes are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of senior indebtedness if payment of the Notes is accelerated because of an event of default.

        We may not make any payment on the Notes, including any redemption of the Notes, if:

  •
  a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of senior indebtedness occurs and is continuing beyond any applicable period of grace; or

  •
  any default on any senior indebtedness occurs and is continuing that permits holders of senior indebtedness (or the trustee on behalf of the holders of such senior indebtedness) to accelerate its maturity.

        In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the Notes may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

        Subject to the terms of the indenture, if the trustee or any holder of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the Notes before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

        We are obligated to pay compensation to the trustee as shall be agreed in writing between us and the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the Notes. The trustee's claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

        As discussed above, neither the Notes nor the indenture contains any limitation on the amount of senior indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the Notes that we, the Bank or any of our other subsidiaries may incur or any preferred equity that the Bank or our subsidiaries may issue. As of March 31, 2016, we had no senior indebtedness outstanding. We also have a line of credit with Wells Fargo in the amount of $10 million that is secured by the stock of the Bank. As of March 31, 2016, the line of credit had no outstanding balance indebtedness and other liabilities and any preferred equity of the Bank or our other subsidiaries do not fall within the definition of senior indebtedness, but the Notes will be effectively subordinated to all of the existing and future indebtedness and other liabilities, including deposit liabilities, of our subsidiaries, including the Bank, and to preferred equity holders of any such subsidiary.

        As of March 31, 2016, the Bank and our other subsidiaries had outstanding indebtedness (including approximately $25.8 million in junior subordinated debentures), total deposits and other liabilities of approximately $2.1 billion, excluding intercompany liabilities, and no preferred equity.

        So long as no event of default has occurred and is continuing, we may elect to discharge certain of our obligations under the indenture with respect to the Notes on the terms and subject to the conditions precedent contained in the indenture (referred to in this section as a "Defeasance") by:

  •
  irrevocably depositing with the trustee, as trust funds in trust, money or U.S. government obligations (generally, securities that are obligations of or guaranteed by the United States of America), or a combination of money and U.S. government obligations, in each case sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of and interest on the Notes on the date on which the principal becomes due and payable in accordance with the terms of the Notes or the indenture, whether at the stated maturity date, or by declaration of acceleration, call for redemption, or otherwise; and

  •
  satisfying certain other conditions precedent specified in the indenture, including, among other things, the delivery of an opinion of counsel that the holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Defeasance and will be subject to federal income tax in the same amounts, in the same manner, and at the same times as would have been the case if the Defeasance had not occurred.

        A Defeasance will not relieve us of our obligation to pay when due the principal of and interest on the Notes if the Notes are not paid from the money or U.S. government obligations held in trust by the trustee for payment thereof.

Optional Redemption and Redemption Upon Special Events

        We may, at our option, beginning with the interest payment date of July 20, 2021 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Federal Reserve, to the extent that such approval is required. Any partial redemption will be made by lot in accordance with DTC's applicable procedures. The Notes are not subject to repayment at the option of the holders. In addition, we may, at our option and subject to prior approval of the Federal Reserve, to the extent that such approval is required, redeem the Notes, in whole but not in part, prior to the stated maturity date, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of redemption, in the event of:

          (1)   a "Tax Event," which is defined to mean the receipt by the Company of an opinion of independent tax counsel to the effect that, as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities, (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation, (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, or (d) a threatened challenge asserted in writing in connection with an audit of the Company's federal income tax returns or positions or a similar audit of any of the Company's subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, in each case, occurring or becoming publicly known on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by the Company on the Notes is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes;

          (2)   a "Tier 2 Capital Event," which is defined to mean the receipt by the Company of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective amendment or change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the original issue date of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then- equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to the Company; or

          (3)   a "1940 Act Event," which is defined to mean our becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

        Our election to redeem any Notes upon the occurrence of any of the enumerated events above will be provided to the trustee in the form of an Officer's Certificate at least 60 days prior to the redemption date. In case of any such election, notice of redemption must be provided to the holders of the Notes not less than 30 nor more than 60 days prior to the redemption date. If any such conditions precedent have not been satisfied, the Company shall provide written notice to the trustee and each holder of the Notes in the same manner in which the notice of redemption was given prior to the close of business prior to the redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed as provided in such notice.

        Notwithstanding the foregoing, interest payable on any interest payment date on or before any redemption of the Notes will be paid to each holder in whose name a note is registered as described above in "—Interest Rate and Interest Payment Dates."

The Notes Intended to Qualify as Tier 2 Capital

        The Notes are intended to qualify as Tier 2 capital under the capital rules established by the Federal Reserve for bank holding companies that became effective January 1, 2014 and the guidelines of the Federal Reserve for bank holding companies under the Basel III framework that became effective on January 1, 2015. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:

  •
  be unsecured;

  •
  have a minimum original maturity of at least five years;

  •
  be subordinated to depositors and general creditors, which, in our case, will be to the holders of our senior indebtedness;

  •
  not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of dissolution, winding-up, liquidation or reorganization or similar proceeding of the Company or the Bank;

  •
  not contain provisions permitting the Company to redeem or repurchase the Notes prior to the date that is five years after issuance, except upon the occurrence of certain special events, but in each case, only with the prior approval of the Federal Reserve; and

  •
  unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

  •
  we are the surviving corporation or the successor person (if other than the Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee our obligations on the Notes and under the indenture;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture;

  •
  certain other conditions are met; and

  •
  we have complied with our obligations to deliver certain documentation to the trustee.

Events of Default; Limitation on Suits

        Under the indenture, an event of default will occur with respect to the Notes upon the occurrence of any of the following:

          (1)   default in the payment of any interest upon any security of such series when it becomes due and payable, and continuance of such default for a period of 30 days;

          (2)   default in the payment of the principal of or any premium on any security of such series at its maturity;

          (3)   default in the deposit of any sinking fund payment, when and as due by the terms of a security of such series;

          (4)   default in the performance, or breach, of any covenant or warranty of the Company in the indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of series of securities other than such series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in principal amount of the outstanding securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default";

          (5)   a court having jurisdiction in the premises enters a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or orders the winding up or liquidation of its affairs and such decree, appointment or order remains unstayed and in effect for a period of 90 consecutive days; or

          (6)   the Company commences a voluntary case under any applicable bankruptcy, insolvency or other similar law, consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or of any substantial part of its property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they become due.

        The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        Neither the trustee nor the holders of the Notes will have the right to accelerate the maturity of the Notes unless there is an event of default under clause (5) or (6) above (an "insolvency event of default"), and in the case of clauses (5) and (6) the acceleration is automatic. Nevertheless, during the continuation of any other event of default under the Notes, the trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Notes to regularly scheduled payments under the Notes, as well as the performance of any covenant or agreement in the indenture. Any such rights to receive payment of such amounts under the Notes remain subject to the subordination provisions of the Notes as discussed above under "—Subordination of the Notes and Defeasance." In the case of an insolvency event of default, the principal of and accrued and unpaid interest, if any, on the Notes will become and be immediately due and payable upon notice by the trustee or holders of the Notes. Any payment by us on the Notes following any such acceleration will be subject to the subordination provisions described above under "—Subordination of the Notes and Defeasance."

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding Notes, unless the trustee receives security and indemnity satisfactory to it against any cost, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes.

Modification and Waiver

        We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding Notes. We may not make any modification or amendment without the consent of the holder of each note then outstanding if that amendment will:

          (1)   change the stated maturity of the principal of, or any installment of principal of or interest on, any security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, alter the method of computation of interest, or reduce the amount of the principal of an original issue discount security or any other security which would be due and payable upon a declaration of acceleration of the maturity thereof, or change any place of payment where, or the coin or currency in which, any security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the applicable redemption date), or modify the provisions of the indenture with respect to the subordination of the securities in a manner adverse to the holders thereof;

          (2)   reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults hereunder and their consequences) provided for in the indenture;

          (3)   subject to certain exceptions, modify any of the provisions of certain sections of the indenture, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby; or

          (4)   waive any event of default or event which, after notice of lapse of time, or both, would become an event of default, in respect of the payment of the principal of or interest on the Notes.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the Notes may on behalf of the holders of all Notes waive our compliance with provisions of the indenture or the Notes. The holders of a majority in principal amount of the Notes may on behalf of the holders of all the Notes waive any past default under the indenture with respect to the Notes and its consequences, except a default in the payment of the principal of or any interest on any note or in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of note affected.

        In addition, we and the trustee may modify and amend the indenture without the consent of any holders of Notes:

          (1)   to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company in the indenture and in the securities;

          (2)   to add to the covenants of the Company for the benefit of the holders of all or any series of securities (and if such covenants are to be for the benefit of less than all series of securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power under the indenture conferred upon the Company;

          (3)   to add any additional events of default for the benefit of the holders of all or any series of securities (and if such additional events of default are to be for the benefit of less than all series of securities, stating that such additional events of default are expressly being included solely for the benefit of such series);

          (4)   to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of securities in uncertificated form;

          (5)   to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of securities, provided that any such addition, change or elimination: (A) shall neither (i) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such security with respect to such provision or (B) shall become effective only when there is no such security outstanding;

          (6)   to secure the securities;

          (7)   to establish the form or terms of securities of any series as permitted by Sections 201 and 301 of the indenture;

          (8)   to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

          (9)   to cure any ambiguity, to correct or supplement any provision of the indenture which may be defective or inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided that such action shall not adversely affect the interests of the holders of securities of any series in any material respect, as evidenced by an officer's certificate delivered to the trustee;

          (10) to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended; or

          (11) to conform the indenture or the terms of the Notes to any terms set forth in this prospectus supplement or the accompanying prospectus, as evidenced by an officer's certificate delivered to the trustee.

Clearance and Settlement

        DTC, in this capacity, will act as securities depositary for the Notes. The Notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. A fully registered global note, representing the total aggregate principal amount of the Notes issued and sold, will be executed and deposited with DTC and will bear a legend disclosing the restrictions on exchanges and registration of transfer referred to below.

        DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve Board System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of its direct participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc.

        Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities under the DTC system must be made by or through direct or indirect participants in DTC, who will receive a credit for the securities on DTC's records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments made with respect to the Notes, as such payments will be forwarded by the paying agent for the Notes to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the Notes entitled to the benefits of the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

        To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership of those securities. DTC does not have, and is not anticipated to have, any knowledge of the actual beneficial owners of the Notes, as DTC's records reflect only the identity of the direct participants to whose accounts the Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

        DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the Company or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificated Notes to be exchanged for beneficial interests in the global Notes will be authenticated and delivered to or at the direction of DTC.

        All payments of principal of, and interest on, the Notes represented by the global note and all transfers and deliveries of such global note will be made to DTC or its nominee, as the case may be, as the registered holder of the global note. DTC's practice is to credit its direct participants' accounts upon DTC's receipt of funds and corresponding detail information from the Company or its agent, on the payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners of the Notes will be governed by standing instructions and customary practices of those participants, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that participant and not of DTC, the depositary, the Company, the trustee or any of their respective agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal of, or interest on, the Notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of the Company or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners of the Notes will be the responsibility of direct and indirect participants.

        Ownership of beneficial interests in the global note will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee or through organizations that are participants or indirect participants in such system. The depositaries, in turn, will hold interests in the Notes in customers' securities accounts in the depositaries' name on the books of DTC. Ownership of beneficial interests in the global note will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in the global note may be subject to various policies and procedures adopted by DTC from time to time. None of the Company, the trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC's or any direct or indirect participant's records relating to, or for payments made on account of, beneficial interests in the global note, or for maintaining, supervising or reviewing any of DTC's records or any direct or indirect participant's records relating to these beneficial ownership interests.

        Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of the Notes to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the Notes.

        DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the indenture only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

        The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but neither we nor the underwriter assumes any responsibility for the accuracy or completeness thereof.

Regarding the Indenture Trustee

        Wells Fargo Bank, National Association, will act as trustee for the Notes under the indenture. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business.

        The trustee is permitted to engage in certain other transactions. Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under the Notes, or upon the occurrence of a default under another indenture under which Wells Fargo Bank, National Association serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the indenture. In that event, we would be required to appoint a successor trustee.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material United States federal income tax consequences of the acquisition, ownership and disposition of the Notes by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). This summary does not purport to be a complete analysis of all potential tax considerations. This summary is based upon the United States Internal Revenue Code of 1986, as amended, referred to herein as the Code, the Treasury Regulations promulgated under the Code, referred to herein as the Regulations, and administrative and judicial interpretations of the Code and the Regulations, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is limited to the U.S. federal income tax consequences with respect to Notes that are purchased by an initial holder at their original issue price (generally the first price at which a substantial amount of the Notes is sold, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash and that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the Notes.

        We intend, and by acquiring any Notes each beneficial holder of a Note will agree, to treat the Notes as indebtedness for United States federal income tax purposes, and this summary assumes such treatment.

        This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders in light of their circumstances or status, nor does it address specific tax consequences that may be relevant to particular holders (including, for example, financial institutions, retirement plans, regulated investment companies, real estate trusts, dealers in securities or other holders that use mark-to-market treatment, insurance companies, partnerships or other pass-through entities, United States expatriates, tax-exempt organizations, U.S. Holders that have a functional currency other than the United States dollar, or persons who hold Notes as part of a straddle, hedge, conversion or other integrated financial transaction).

        In addition, this summary does not address United States federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or non-U.S. jurisdiction. We have not sought, and will not seek, any ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions. If an entity treated as a partnership for United States federal income tax purposes holds Notes, the United States federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Notes, you should consult your own tax advisor.

        PROSPECTIVE PURCHASERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

        For purposes of this summary, a "U.S. Holder" is a beneficial owner of Notes that is, for United States federal income tax purposes, (i) a citizen or individual resident of the United States; (ii) a corporation or other entity treated as a corporation for United States federal income tax purposes created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) estate, the income of which is subject to United States federal income tax regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all of its substantial decisions or if a valid election to be treated as a United States person is in effect with respect to such trust. A "Non-U.S. Holder" is a beneficial owner of Notes that is neither a U.S. Holder nor an entity treated as a partnership for United States federal income tax purposes.

United States Federal Income Taxation of U.S. Holders

        Payments of stated interest.    It is expected and this discussion assumes that either the issue price of the Notes will equal the stated redemption price of the Notes or the Notes will be issued with no more than a de minimis amount of original issue discount. Stated interest on a Note will generally be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, depending on the U.S. Holder's regular method of accounting for United States federal income tax purposes.

        Disposition of the Notes.    Upon the sale, exchange or other taxable disposition of a Note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between (i) the sum of all cash plus the fair market value of all other property received on such disposition (except an amount equal to accrued but unpaid interest not previously included in income, which is treated as interest as described above) and (ii) such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal the cost of the Note to such holder. Any gain or loss recognized on the disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder's holding period for the Note is more than one year. Long-term capital gain of non-corporate U.S. Holders is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

        Backup withholding and information reporting.    Information reporting generally will apply to payments to a U.S. Holder of interest on, or proceeds from the sale, exchange, retirement or other taxable disposition of a Note, unless such U.S. Holder is an entity that is exempt from information reporting and, when required, demonstrates this fact. Any such payment to a U.S. Holder that is subject to information reporting generally will also be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption.

        Backup withholding is not an additional tax and may generally be refunded or credited against the U.S. Holder's United States federal income tax liability, provided that the required information is timely furnished to the IRS.

        Unearned Income Medicare Contribution Tax.    In addition to regular United States federal income tax, payments of interest on or gains earned from the sale, exchange, or other taxable disposition of the Notes may be subject to the 3.8% tax on net investment income for certain U.S. Holders that are individuals, estates or trusts whose income exceeds certain thresholds. U.S. Holders should consult their own tax advisors to determine the applicability of this tax.

United States Federal Income Taxation of Non-U.S. Holders

        General.    Subject to the discussion of backup withholding and FATCA below,

  •
  payments of interest on the Notes to a Non-U.S. Holder will generally not be subject to United States federal income or withholding tax, provided that:

  •
  such payments are not effectively connected with the conduct of a United States trade or business in the United States by the Non-U.S. Holder;

  •
  the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  the Non-U.S. Holder is not a "controlled foreign corporation" (as defined in Section 957(a) of the Code) that, for United States federal income tax purposes, is related (within the meaning of Section 864(d)(4) of the Code) to us;

  •
  the Non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code; and

  •
  the Non-U.S. Holder provides the applicable withholding agent with a statement (generally on IRS Form W-8BEN or W-8BEN-E), signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. person. U.S. Treasury regulations provide additional rules for a Note held through one or more intermediaries or pass-through entities;

  •
  a Non-U.S. Holder generally will not be subject to United States federal income or withholding tax on any gain recognized on the sale, exchange or other taxable disposition of a Note, unless (i) such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such gain generally will be subject to U.S. federal income tax in the manner described below, or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange or other taxable disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to United States federal income tax at a rate of 30% (except as provided by an applicable tax treaty).

        With respect to interest on a Note that is not effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States, a Non-U.S. Holder that cannot satisfy the requirements provided under the first bullet point above will be subject to a 30% United States federal withholding tax unless another exemption is applicable. For example, an applicable tax treaty may reduce or eliminate this withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) to the applicable withholding agent.

        If a Non-U.S. Holder is engaged in the conduct of a trade or business in the United States, and if amounts treated as interest on a Note or gain recognized on the sale, exchange, retirement or other disposition of a Note are effectively connected with such trade or business, such Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on such interest or gain; provided that, in the case of amounts treated as interest, such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest or gain in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty). In addition, a Non-U.S.

Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

        Non-U.S. Holders should consult their own tax advisors about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

        Backup withholding and information reporting.    Amounts treated as payments of interest on a Note to a Non-U.S. Holder and the amount of any U.S. federal tax withheld from such payments generally must be reported annually to the IRS and to such Non-U.S. Holder by the applicable withholding agent. The information reporting and backup withholding rules that apply to payments of interest to certain U.S. Holders generally will not apply to amounts treated as payments of interest to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

        Proceeds from the sale, exchange or other taxable disposition of a Note by a Non-U.S. Holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. persons; provided that the proceeds are paid to the Non-U.S. Holder outside the United States. However, proceeds from the sale, exchange, retirement or other disposition of a Note by a Non-U.S. Holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such Non-U.S. Holder outside the United States, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange, retirement or other disposition of a Note by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a Non-U.S. Holder generally will be allowed as a refund or a credit against such Non-U.S. Holder's United States federal income tax liability, provided that the requisite procedures are followed on a timely basis.

        Non-U.S. Holders should consult their own tax advisors regarding their particular circumstances and the availability of and procedure for establishing an exemption from backup withholding.

        Foreign Account Tax Compliance Act (FATCA).    Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance ("FATCA"), a withholding tax of 30% will be imposed in certain circumstances on payments of (i) interest on the Notes and (ii) on or after January 1, 2019, gross proceeds from the sale, exchange or other disposition of the Notes. In the case of payments made to a "foreign financial institution" (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an "FFI Agreement") or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an "IGA") to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any "substantial" U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If a Note is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Non-U.S. Holders should consult their own tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of Notes.

CERTAIN BENEFIT PLAN AND ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the acquisition and holding of the Notes by an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or ERISA) that is subject to Title I of ERISA, a plan described in Section 4975 of the Code, including an individual retirement account (we refer to an account of this type as an IRA) or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code, referred to herein as Similar Laws, and any entity whose underlying assets include "plan assets" by reason of any such employee benefit or retirement plan's investment in such entity, each of which we refer to as a Plan.

        General Fiduciary Matters.    ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code referred to herein as an ERISA Plan, and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and Non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code (but may be subject to similar prohibitions under Similar Laws).

        In considering the acquisition, holding and, to the extent relevant, disposition of Notes with a portion of the assets of a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

        Prohibited Transaction Issues.    Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain "disqualified persons," within the meaning of Section 4975 of the Code, who engage in similar transactions, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of an ERISA Plan that engages in such a non- exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

        We or the underwriters may be parties in interest or disqualified persons with respect to ERISA Plans and the purchase and/or holding of Notes may be characterized as an extension of credit by the purchaser or holder of Notes to the Company. The acquisition, holding and, to the extent relevant, disposition of Notes by an ERISA Plan with respect to which the issuer or the underwriters (or certain of our or their affiliates) is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired, held and disposed of in accordance with an applicable statutory, class individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may apply to the acquisition and holding of the Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides limited exemption, commonly referred to as the "service provider exemption," from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the Notes are acquired by a purchaser, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change.

        Because of the foregoing, the Notes should not be acquired, held or disposed of by any person investing "plan assets" of any Plan, unless such acquisition, holding and disposition will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws.

        Representation.    Each purchaser and holder of Notes will be deemed to have represented and warranted that either, under ERISA, the Code or Similar Laws, (i) it is not a Plan, such as an IRA, and no portion of the assets used to acquire or hold the Notes constitutes assets of any Plan or (ii) the acquisition, holding and disposition of a Note will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Notes. The acquisition, holding and, to the extent relevant, disposition of Notes by or to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

 UNDERWRITING

        We have entered into an underwriting agreement, dated July 13, 2016 (the "underwriting agreement") with Keefe, Bruyette & Woods, a Stifel Company (the "underwriter"), with respect to the Notes. The underwriting agreement provides that the obligation of the underwriter to purchase the Notes offered hereby is subject to certain conditions precedent and that the underwriter will purchase all of the Notes if any of the Notes are purchased.

        Notes sold by the underwriter to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. If all of the Notes are not sold at the public offering price, then the underwriter may change the offering price and the other selling terms. The offering of the Notes by the underwriter is subject to receipt and acceptance and subject to the underwriter's right to reject any order in whole or in part.

Discounts, Commissions and Expenses

        The following table shows the per-Note and total underwriting discounts and commissions that we will pay the underwriter:

Per Note	1.25%
Total	$500,000

        In addition, we estimate that our total expenses for this offering, excluding underwriting discounts and commissions, will be approximately $250,000.

Indemnification

        We have agreed to indemnify the underwriter, and persons who control the underwriter, against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of these liabilities.

No Public Trading Market

        There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any national securities exchange or to have the Notes quoted on an automated dealer quotation system. The underwriter has advised us that it intends to make a market in the Notes. However, the underwriter is not obligated to do so and may discontinue any market-making in the Notes at any time in its sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the Notes will develop or continue, that you will be able to sell your Notes at a particular time, or that the price that you receive when you sell will be favorable.

Stabilization

        In connection with this offering of the Notes, the underwriter may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriter. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriter engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

Electronic Distribution

        This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or its affiliates.

        Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by the underwriter or its affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter and should not be relied on by investors.

Our Relationships with the Underwriter

        The underwriter and its affiliates have engaged, and may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates including, without limitation, in connection with our pending acquisition of Home State. The underwriter has received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

        On April 1, 2016, the Company entered into a Credit Agreement with Wells Fargo Bank, National Association ("Wells Fargo"), in an amount not to exceed $10 million that is secured by the stock of the Bank. Wells Fargo is the trustee for the Notes.

Conflicts of Interest

        Keefe, Bruyette & Woods, Inc. is serving as a financial advisor to the Company in connection with our acquisition of Home State Bancorp and will receive certain fees from us upon the closing of the Home State acquisition. The transaction was announced on March 16, 2016 and is expected to close in the third quarter of 2016. Accordingly, a "conflict of interest," as defined in FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., or FINRA, may be deemed to exist. As such, this offering is being conducted in compliance with FINRA Rule 5121 and the appointment of a qualified independent underwriter is not necessary in connection with this offering.

Other Matters

        Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriter require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

        Certain legal matters in connection with the Notes offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by our counsel, Shapiro Bieging Barber & Otteson LLP.

        Certain legal matters relating to this offering will be passed upon for the underwriter by Hogan Lovells US LLP.

EXPERTS

        The consolidated financial statements of Guaranty as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015, and the effectiveness of Guaranty's internal control over financial reporting as of December 31, 2015 have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

$100,000,000

Voting Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Rights
Units
Purchase Contracts

        From time to time, we may offer and sell under this prospectus our voting common stock, preferred stock, depositary shares, debt securities, warrants, rights, units and purchase contracts in amounts, at prices and on terms described in one or more supplements to this prospectus. The aggregate initial offering price of all securities we sell under this prospectus will not exceed $100,000,000.

        This prospectus provides you with a general description of the securities that may be offered in one or more offerings. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus.

        Our voting common stock is quoted on the Nasdaq Global Select Market under the symbol "GBNK". The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Select Market or any securities exchange of the securities covered by the prospectus supplement.

        You should read both this prospectus and the applicable prospectus supplement carefully, as well as any documents incorporated by reference in this prospectus and/or the applicable prospectus supplement, before you make your investment decision.

        Investing in our securities involves risks. You should carefully consider the matters set forth in "Risk Factors" on page 5 of this prospectus and in the sections entitled "Risk Factors" in our most recent Annual Report on Form 10-K and in any quarterly report on Form 10-Q, as well as in any prospectus supplements relating to specific offerings.

        The securities may be sold by us or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation ("FDIC"), the Board of Governors of the Federal Reserve System or any state securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other government agency.

The date of this prospectus is May 18, 2016.

i

FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus, and in the reports and documents incorporated by reference herein, that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of the Company or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes", "anticipates", "expects", "intends", "targeted", "projected", "continue", "remain", "will", "should", "could", "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements and the lack of such an identifying word does not necessarily indicate the absence of a forward-looking statement.

        Forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control, that may cause actual results to differ materially from those discussed in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

  •
  Local, regional, national and international economic conditions and the impact they may have on us and our customers, and our assessment of that impact on our estimates including, but not limited to, the allowance for loan losses.

  •
  The effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve.

  •
  Requirements imposed by regulatory agencies to increase our capital to a level greater than the current level required for well-capitalized financial institutions (including the impact of the recent joint rule by the Federal Reserve, the OCC, and the FDIC to revise the regulatory capital rules, including the implementation of the Basel III standards), the failure to maintain capital above the level required to be well-capitalized under the regulatory capital adequacy guidelines, the availability of capital from private or government sources, or the failure to raise additional capital as needed.

  •
  Changes in the level of nonperforming assets and charge-offs and the deterioration of other credit quality measures, and their impact on the adequacy of the allowance for loan losses and provision for loan losses.

  •
  Changes in sources and uses of funds, including loans, deposits and borrowings, including the ability of the Bank to retain and grow core deposits, to purchase brokered deposits and to maintain unsecured federal funds lines and secured lines of credit with correspondent banks.

  •
  Failure, interruption or breach in security of our electronic communications, information systems and computer systems and other cyber risks.

  •
  The effects of inflation and interest rate, securities market and monetary supply fluctuations.

  •
  Political instability, acts of war or terrorism and natural disasters.

  •
  Our ability to develop and promote customer acceptance of new products and services in a timely manner and customers' perceived overall value of these products and services.

  •
  Changes in consumer spending, borrowings and savings habits.

  •
  Competition for loans and deposits and failure to attract or retain loans and deposits.

  •
  Changes in the financial performance or condition of the Bank's borrowers and the ability of the Bank's borrowers to perform under the terms of their loans and the terms of other credit agreements.

  •
  Our ability to receive regulatory approval for the Bank to declare and pay dividends to the holding company.

  •
  Our ability to acquire, operate and maintain cost effective and efficient systems.

  •
  The timing, impact and other uncertainties of any acquisitions, including our ability to consummate acquisitions and identify suitable future acquisition candidates, success or failure in the integration of their operations, the ability to raise capital or debt to fund acquisitions and the ability to enter new markets successfully and capitalize on growth opportunities.

  •
  Our ability to successfully implement changes in accounting policies and practices, adopted by regulatory agencies, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

  •
  The loss of senior management or operating personnel and the potential inability to hire qualified personnel at reasonable compensation levels.

  •
  The costs and other effects resulting from changes in laws and regulations and of other legal and regulatory developments, including, but not limited to, increases in FDIC insurance premiums, the commencement of legal proceedings or regulatory or other governmental inquiries, and our ability to successfully undergo regulatory examinations, reviews and other inquiries.

  •
  Other risks and uncertainties listed from time to time in the Company's reports and documents filed with the SEC.

        Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf registration process, we may offer shares of our voting common stock, preferred stock, depositary shares, various series of debt securities, warrants, rights, units and purchase contracts to purchase any of such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions and other factors at the time of offering.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of that offering. The prospectus supplement may also add, update or change in the prospectus supplement any of the information contained in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the heading "Incorporation of Certain Documents by Reference."

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. No dealer, salesperson or other person is authorized to provide you with information different from that which is set forth or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or prospectus supplement or any sale of a security.

        The registration statement that contains this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC's website or at the SEC's Public Reference Room mentioned below under the heading "Where You Can Find More Information."

        Unless otherwise indicated in this prospectus, the terms "Company," "we," "us," and "our" refer to Guaranty Bancorp, a Delaware corporation, including our wholly owned subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act of 1933 relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

        You may read and copy the registration statement and any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to the foregoing, we maintain a web site at http://www.gbnk.com. Our website content is made available for informational purposes only. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement. We make available on our internet web site copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such documents as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

        We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede such information. The following documents filed with the SEC are hereby incorporated by reference into this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

        This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

SEC Filing	Period or Filing Date (as applicable)
Annual Report on Form 10-K	Year ended December 31, 2015
Quarterly Report on Form 10-Q for the quarter ended March 31, 2016	April 29, 2016
Definitive Proxy Statement for Annual Meeting of Shareholders	March 25, 2016
Current Reports on Form 8-K (in each case other than those portions furnished under Item 2.02 or 7.01 of Form 8-K)	May 4, 2016
April 20, 2016 March 16, 2016 February 8, 2016 February 3, 2016 January 27, 2016

The description of our voting common stock, par value $0.001 per share, set forth in our Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

October 3, 2005

        We are also incorporating by reference into this prospectus any documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering of the securities offered hereby, except for information furnished under Item 2.02 or Item 7.01 of Form 8-K and any related exhibits which are not deemed filed and are not incorporated by reference herein.

        This prospectus is part of a registration statement that we filed with the SEC. Upon written or oral request, we will provide, without charge, to each person, including beneficial owners of our securities, to whom a copy of this prospectus is delivered, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Your requests for copies should be directed to:

  Guaranty Bancorp
  Attention: Investor Relations
  1331 Seventeenth St., Suite 200
  Denver, Colorado 80202
  Telephone: (303) 675-1194

INFORMATION ABOUT GUARANTY BANCORP

        Guaranty Bancorp (the "Company") is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act") and headquartered in Colorado. The Company's principal business is to serve as a holding company for our bank subsidiary, Guaranty Bank and Trust Company, referred to as "Guaranty Bank" or "Bank".

        The Bank is a full-service community bank offering an array of banking products and services to the communities it serves along the Front Range of Colorado, including accepting time and demand deposits and originating commercial loans, real estate loans, Small Business Administration guaranteed loans and consumer loans. The Bank, together with its wholly owned subsidiaries, Private Capital Management, LLC and Cherry Hills Investment Advisors, Inc., provides wealth management services, including private banking, investment management and trust services.

        As of March 31, 2016, we had consolidated total assets of $2.36 billion, total loans and leases, net of deferred fees and costs, of $1.83 billion, deposits of $1.87 billion and stockholders' equity of $225.5 million, and we operated 26 branches and two investment management firms in Colorado through our bank subsidiary, Guaranty Bank.

        The Company was incorporated in 2004 in Delaware under the name Centennial C Corp., and in 2004 and 2005 acquired several banking institutions and other entities, including the Bank. By 2008, all of the entities acquired had been merged into either the Company, the Bank or divested.

        We maintain our principal executive offices at 1331 Seventeenth St., Suite 200, Denver, CO 80202 and our telephone number is (303) 675-1194.

        Additional information about us is included in documents incorporated by reference in this prospectus. See "Where You Can Find More Information" on page 3 of this prospectus.

RISK FACTORS

        Any investment in our securities involves a high degree of risk. Before making an investment decision and purchasing any of our securities, you should carefully read and consider the risk factors described in our periodic reports filed with the SEC (including the risks, uncertainties and assumptions discussed under the heading "Risk Factors" included in our most recent Annual Report on Form 10-K, as such may be revised or supplemented by more recently filed Quarterly Reports on Form 10-Q, each of which is or upon filing will be incorporated herein by reference), which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and those identified in any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein or therein. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely and materially impair our business and operations.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of our securities for general corporate purposes, including, but not limited to, funding our bank subsidiary, investments at the holding company level, acquisitions of companies or prospects, financing business expansion, stock repurchases, repayment of existing indebtedness and for working capital. As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds. If, as of the date of any prospectus supplement, we have identified any such uses, we will describe them in the prospectus supplement. The amount of our securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amounts and timing of the application of net proceeds from the sale of those securities, will depend upon our funding requirements. If we elect at the time of an issuance of our securities to make different or more specific use of proceeds than described in this prospectus, such use will be described in the prospectus supplement relating to those securities.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table sets forth our consolidated ratios of earnings to combined fixed charges and preferred stock dividends for the periods shown. On September 30, 2011, we converted all outstanding shares of Series A Convertible Preferred Stock, par value $0.001 per share into shares of our common stock.

	For the Three Months Ended March 31,		For the Years Ended December 31,
(dollars in thousands)	2016	2015	2015	2014	2013	2012	2011
Ratio of earnings to combined fixed charges and preferred dividends:
Including interest on deposits	5.17	6.99	6.55	3.64	3.55	2.17	*
Excluding interest on deposits	9.36	13.59	12.73	4.94	4.70	2.63	*
Deficiency of earnings available to cover fixed charges:
Including interest on deposits							$13,454
Excluding interest on deposits							$13,454

*
Calculation not meaningful since the ratio is less than 1.

        For the purpose of computing the consolidated ratio of earnings to fixed charges, "earnings" consist of income before income taxes plus fixed charges. "Fixed charges" consist of interest on borrowings, an estimate of the interest within rent expense, and preferred dividends (where applicable). In addition, where indicated, fixed charges includes interest on deposits. A statement setting forth details of the computation of the ratios of earnings to fixed charges is included as Exhibit 12.1 to the registration statement of which this prospectus is a part.

REGULATORY CONSIDERATIONS

        As a bank holding company, the Company is subject to the regulation, supervision and examination of the Federal Reserve. For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and specific information relevant to us, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance fund and not for the protection of security holders. As a result of this regulatory framework, our results of operations and financial condition are affected by actions of the Federal Reserve, the FDIC, which insures the deposits of the Bank within certain limits, and the Colorado Division of Banking, which regulates our Bank.

DESCRIPTION OF VOTING COMMON STOCK

        The following description of our voting common stock (and non-voting common stock), together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our voting common stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future voting common stock that we may offer, we will describe the particular terms of these securities in more detail, if necessary, in the applicable prospectus supplement. The following description of our voting common stock (and non-voting common stock), certain provisions of our certificate of incorporation and our bylaws, and applicable provisions of the Delaware General Corporation Law, or the DGCL, is a summary and is qualified in its entirety by the provisions of the certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and by reference to the applicable provisions of the DGCL.

Authorized, Issued and Outstanding Shares of Capital Stock

        Our certificate of incorporation provides that we are authorized to issue, without stockholder action, a total of 40,000,000 shares of capital stock, consisting of 28,750,000 shares of voting common stock, par value $0.001 per share, 1,250,000 shares of non-voting common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. The preferred stock may be issued in one or more series and with such terms and conditions, at such times and for such consideration, as our Board of Directors may determine.

        As of May 4, 2016: (i) 20,785,933 shares of voting common stock were issued and outstanding, including 557,731 shares of unvested stock awards; (ii) 748,650 shares of voting common stock were reserved for issuance under our 2015 Long-Term Incentive Plan; (iii) 1,019,000 shares of non-voting common stock were issued and outstanding; and (iv) no preferred stock was issued or outstanding.

Common Stock

        The following description of our common stock summarizes the material terms and provisions of our voting common stock and non-voting common stock. References herein to "common stock" shall be deemed to include a reference to both our voting common stock and non-voting common stock, collectively.

Non-Voting Common Stock

        The shares of non-voting common stock have rights identical to the voting common stock except that the non-voting common stock has no voting power and is not entitled to vote on any matter, other than to vote in the following circumstances: (i) if any proposed amendment, alteration or repeal of any provision of our certificate of incorporation would adversely affect the powers, preferences or rights of the non-voting common stock in a manner that would be materially adverse from the effect of any such amendment, alteration or repeal on the voting common stock, then the affirmative vote of a majority of the outstanding shares of non-voting common stock, voting separately as a class, will be required to authorize such amendment, alteration or repeal; and (ii) if otherwise required by law.

        Subject to the additional restrictions described in the immediately following paragraph, any holder of non-voting common stock may convert any number of shares of non-voting common stock into an equal number of shares of voting common stock at any time, but only if any required regulatory approvals have been received and there are a sufficient number of authorized but unissued shares of voting common stock to permit such conversion.

        Notwithstanding the prior paragraph, the shares of non-voting common stock received in connection with a conversion of voting common stock or preferred stock are only convertible into shares of voting common stock by a holder who receives such shares by means of: (i) a widespread public distribution; (ii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company; or (iii) a transfer to a transferee that would control more than 50% of the voting securities of the Company without any transfer from such transferor or its affiliates, as applicable (each of (i)—(iii), a "Widely Dispersed Offering");

provided, further, that in addition to being non-voting while held by any such holder or its affiliates, such shares of non-voting common stock will remain non-voting while held by any holder who receives such shares by means other than a Widely Dispersed Offering.

        If the Company ceases to be a bank holding company, then all shares of non-voting common stock will automatically be converted in shares of voting common stock.

        Any holder of voting common stock may elect to convert any number of shares of voting common stock into an equal number of shares of non-voting common stock with the prior approval of our Board of Directors acting in it is sole and absolute discretion or pursuant to a written agreement with us expressly providing for such conversion.

Voting Rights

        Each share of voting common stock entitles the holder thereof to one vote on each matter for which stockholders are entitled to vote.

        The holders of a majority in number of the total outstanding shares of stock of the Company entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at such meeting of stockholders. Matters are generally decided by the affirmative vote of a majority of the votes cast at any meeting of stockholders—the number of votes cast "FOR" the matter must exceed the number of votes cast "AGAINST" the matter. Our Board of Directors is elected by a majority voting standard—each director nominee must receive a majority of votes cast to be elected (i.e., the number of votes cast for the director nominee must exceed the number of votes cast against that nominee). In a contested election, the standard for election of directors would be a plurality of the votes cast. Cumulative voting is not allowed.

Dividends

        Holders of our common stock are entitled to dividends out of funds legally available for such dividends when, if and as declared by our Board of Directors. Beginning in May, 2013, we paid cash dividends of 2.5 cents per share to stockholders on a quarterly basis through November of 2013. Beginning February, 2014, we increased the quarterly cash dividend to 5 cents per share and have paid quarterly stockholder dividends at this level through the fourth quarter 2014. Beginning February, 2015, our Board of Directors increased the quarterly dividend of 10 cents per share. In February, 2016, our Board of Directors increased the quarterly dividend to 11.5 cents per share.

        Our ability to pay dividends is subject to the restrictions of the DGCL. Because we are a bank holding company with no significant assets other than our bank subsidiary, Guaranty Bank, the Company currently depends upon dividends from its bank subsidiary for the majority of its revenues. Various banking laws applicable to Guaranty Bank limit the payment of dividends, management fees and other distributions by the bank to the Company, and may therefore limit the Company's ability to pay dividends on its common stock.

        Under the terms of our trust preferred securities, including the related junior subordinated debentures, issued on June 30, 2003 and April 8, 2004, we cannot declare or pay any dividends or distributions (other than stock dividends) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock if: (i) an event of default under any of the junior subordinated debenture agreements has occurred and is continuing; or (ii) we have deferred payment of interest on the trust preferred securities (for a period of up to 60 consecutive months as long as we are in compliance with all covenants of the agreement).

        Any future determination relating to dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including general business conditions, our financial results, future business prospects and capital requirements, contractual, legal, and regulatory restrictions on the payment of dividends by us to our stockholders or by the Bank to the holding company, and such other factors as our Board of Directors may deem relevant.

Liquidation; Dissolution

        In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up of the Company, holders of the Company's common stock have the right to receive ratably all of the assets remaining after payment of all of the Company's debts and liabilities and liquidation preferences of any preferred stock then outstanding.

Registration Rights

        Pursuant to the Investment Agreement, dated as of May 6, 2009, as amended, by and among us and the investors named therein (the "Investment Agreement"), we agreed to prepare and file a shelf registration statement with the SEC covering all shares of voting common stock issuable upon the conversion of our formerly outstanding Series A Convertible Preferred Stock, including shares of voting common stock issuable upon the conversion or exchange of shares of non-voting common stock issued upon the conversion of the Series A Convertible Preferred Stock. We currently have a registration statement and prospectus on file with the SEC that address this obligation. Such investors also have customary demand and piggyback registration rights.

Board Representation

        Pursuant to the Investment Agreement, Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P., together, have the right to appoint one member or one observer to the Board of Directors of each of us and Guaranty Bank.

Other Terms

        Shares of our common stock are not liable to assessment or further call. The common stock has no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Certain Anti-Takeover Provisions

        Our certificate of incorporation and bylaws contain a number of provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of us, including provisions: (i) providing our Board of Directors with the power to fix from time to time the size of the board; (ii) providing the board with the exclusive power to fill vacancies on the board; (iii) providing that stockholders may act without a meeting only if a consent in writing is signed by all holders of our stock entitled to vote thereon; (iv) providing that special meetings of stockholders may be called only by the board, the Chairman of the board or by stockholders who together own 25% or more of the outstanding shares of each class of stock entitled to vote at the meeting; (v) providing that stockholders must provide us with advance notice of stockholder nominees for director and other stockholder proposals in order for such matters to be considered at a stockholder meeting; and (vi) providing that the board may adopt, amend or repeal our bylaws by the affirmative vote of a majority of the directors. The foregoing provisions could impede a change of control.

        However, as permitted by the DGCL, our certificate of incorporation provides that we have expressly elected not to be governed by Section 203 of the DGCL, which restricts business combinations with interested stockholders.

Restrictions on Ownership

        The Bank Holding Company Act generally would prohibit any company that is not engaged in financial activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. "Control" is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, such as us, could constitute acquisition of control of the bank holding company.

Transfer Agent and Registrar

        The transfer agent and registrar for our voting common stock is Computershare Trust Company, N.A.

NASDAQ Global Select Market Listing

        As of the date of this prospectus, our voting common stock is quoted on the NASDAQ Global Select Market under the symbol "GBNK".

DESCRIPTION OF PREFERRED STOCK

        This section describes the general terms and provisions of the preferred stock offered by this prospectus, other than pricing and related terms disclosed for a particular issuance in an applicable prospectus supplement. The summary description below of certain common provisions of preferred and any summary description of preferred stock in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the certificate of designations with respect to each particular series of preferred stock. You should read the particular terms of any series of preferred stock we offer in any prospectus supplement relating to such series, together with the more detailed provisions of our certificate of incorporation and the certificate of designations with respect to each particular series of preferred stock, which will be filed with the SEC as an exhibit to a document incorporated by reference into this prospectus. The prospectus supplement also will state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

Authorized, Issued and Outstanding Shares of Preferred Stock

        Our certificate of incorporation provides that the Board of Directors can issue, without stockholder action, a maximum of 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series and with such terms and conditions, at such times and for such consideration, as the Board of Directors may determine. As of the date of this prospectus, no series of preferred stock is issued or outstanding.

Creation and Designation of Series of Preferred Stock

        Our authorized shares of preferred stock are typically referred to as "blank check" preferred stock. This term refers to stock for which the rights and restrictions are determined by the Board of Directors of a corporation. Accordingly, our certificate of incorporation authorizes the Board of Directors to issue up to 10,000,000 shares of one or more series of preferred stock without further stockholder action.

        Our certificate of incorporation provides that, in connection with the creation and designation of one or more series of preferred stock, the Board of Directors can determine the following:

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  the voting powers, if any, of the holders of stock of such series in addition to any voting rights affirmatively required by law;

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  the rights of stockholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of stock of such series will be entitled to receive dividends and other distributions, and whether any such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;

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  whether the stock of each such series shall be redeemable by us at our option or the holder of the stock, and, if redeemable, the terms and conditions upon which the stock of such series may be redeemed;

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  the amount payable and the rights or preferences to which the holders of the stock of such series will be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up;

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  the terms, if any, upon which shares of stock of such series will be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

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  any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of our certificate of incorporation and to the full extent now or hereafter permitted by the laws of the State of Delaware.

        Prior to the issuance of any series of preferred stock, the Board of Directors will adopt resolutions creating and designating the series as a series of preferred stock and a certificate of designations setting forth the preferences, rights, limitations and other terms of such series will be filed with the Secretary of State of Delaware.

        The preferred stock will have the dividend, liquidation, redemption and voting rights stated in this section unless the applicable prospectus supplement indicates otherwise. You should read the applicable prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

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  the title, stated value and liquidation preferences of the preferred stock and the number of shares offered;

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  the initial public offering price at which the preferred stock will be issued;

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  the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether these dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate;

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  any redemption or sinking fund provisions; and

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  any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

        When we issue shares of preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of any future issuance of securities by us.

        In addition, unless the applicable prospectus indicates otherwise, we will have the right to "reopen" a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

        The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Dividends

        The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if, declared by the Board of Directors or a duly authorized committee of the Board of Directors, at the rates and on the dates stated in the applicable prospectus supplement. These rates may be fixed, or variable, or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by the Board of Directors or authorized committee. Unless the applicable prospectus supplement indicates otherwise, dividends on any series of preferred stock will be cumulative.

        The Board of Directors will not declare and pay a dividend on any of our stock ranking as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid (or declared and sufficient money was set aside for payment).

        Until dividends are paid in full or declared and set aside for payment on any series of preferred stock ranking equal with the preferred stock as to dividends:

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  we will declare all dividends pro rata among the preferred stock of each series, so that the amount of dividends declared per share on each series will have the same relationship to each other that accrued dividends per share on each series of preferred stock and other preferred stock bear to each other;

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  other than the pro rata dividends, we will not declare or pay or set aside for payment dividends, or declare or make any other distribution on any security ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or at liquidation (except dividends or distributions paid for in shares of, or options, warrants or rights to subscribe or purchase shares of securities ranking junior to or equal with the preferred stock as to dividends and at liquidation); and

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  we will not redeem, purchase or otherwise acquire for any consideration (or have any monies paid to or set aside in a sinking fund) any securities ranking junior to or equal with the preferred stock as to dividends or at liquidation (except by conversion into or exchange for our stock which ranks junior to the preferred stock as to dividends and at liquidation).

        We will not pay interest for any dividend payments on any series of the preferred stock that are in arrears.

Voting Rights

        The holders of shares of preferred stock will have no voting rights, except:

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  as otherwise stated in the applicable prospectus supplement;

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  as otherwise stated in the statement with respect to shares establishing such series; or

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  as required by applicable law.

        Under Federal Reserve regulations, if the holders of any series of preferred shares become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a "class of voting securities," and a holder of 25% or more of that series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over us) may then be subject to regulation as a bank holding company. In addition, in that event:

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  any bank holding company may be required to obtain Federal Reserve approval, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain Federal Reserve approval under the International Banking Act of 1978, to acquire 5% or more of any series of preferred shares; and

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  any person other than a bank holding company may be required to obtain Federal Reserve approval under the Change in Bank Control Act to acquire 10% or more of that series of preferred shares.

Redemption

        A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement. The preferred stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock which we may issue in the future.

        If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem in each year and the redemption price per share together with an amount equal to all accrued and unpaid dividends on those shares to the redemption date. The applicable prospectus supplement will state whether the redemption price can be paid in cash or other property. If the redemption price is to be paid only from the net proceeds of issuing our capital stock, the terms of the series of preferred stock may provide that, if the capital stock has not been issued or if the net proceeds are not sufficient to pay the full redemption price then due, the shares relating to series of the preferred stock shall automatically and mandatorily be converted into shares of our capital stock under the conversion provisions of the applicable prospectus supplement.

        If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, the redemption will be made in a manner that the Board of Directors decides is equitable.

        Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Conversion and Exchange

        If any series of offered preferred stock is convertible into or exchangeable for any other class or series of our capital stock, the applicable prospectus supplement relating to that series will describe the terms and conditions governing the conversions and exchanges.

Rights at Liquidation

        If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution to stockholders:

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  liquidation distributions in the amount stated in the applicable prospectus supplement; and

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  all accrued and unpaid dividends (whether or not earned or declared), before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock.

        Neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.

        If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders. After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock. The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share.

        The summary description below of certain common provisions of a deposit agreement and the related depositary receipts and any summary description of the deposit agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such deposit agreement and depositary receipts. The forms of the deposit agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Preferred Stock

        Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

        Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

        After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Conversion and Exchange

        If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Voting of Depositary Shares

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the bank depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares, however, will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement will automatically terminate if:

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  all outstanding depositary shares have been redeemed; or

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  there has been a final distribution in respect of the preferred stock in connection with our liquidation, dissolution or winding up, and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment.

        The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

        The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

        Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

        The debt securities are to be issued under an indenture (the "indenture"), between us and the trustee named in the applicable prospectus supplement, as trustee (the "trustee"), the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The debt securities may be issued from time to time in one or more series. The particular terms of each series, or of the debt securities forming a part of a series, which are offered by a prospectus supplement will be described in such prospectus supplement.

        The following summaries of certain provisions of the indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the indenture, including the definitions of certain terms used in the indenture, and, with respect to any particular debt securities, to the description of the terms of such debt securities included in the applicable prospectus supplement. Wherever particular sections or defined terms of the indenture are referred to here or in the applicable prospectus supplement, such sections or defined terms are incorporated by reference here or in the applicable prospectus supplement, as the case may be. The form of the indenture and the debt security relating to any particular issue of debt securities will be filed with the SEC each time we issue debt securities, and you should read those documents for provisions that may be important to you.

        We are a bank holding company and almost all of our operating assets are owned by the Bank. We are a legal entity separate and distinct from the Bank. We rely primarily on dividends from the Bank to meet our obligations. There are regulatory limitations on the payment of dividends directly or indirectly to us from the Bank. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of the Bank, and holders of debt securities should look only to our assets for payments of the debt securities.

Terms of Debt Securities

        The indenture will provide that debt securities in separate series may be issued from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities are to have such terms and provisions which are not inconsistent with the indenture, including as to maturity, principal and interest, as we may determine. The debt securities may be either senior or subordinated debt securities, which may be issued as convertible debt securities or exchangeable debt securities.

        The applicable prospectus supplement will set forth the price or prices at which the debt securities to be offered will be issued and will describe the following terms of such debt securities:

  •
  the form and title of the debt securities;

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  whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

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  any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

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  the date or dates on which the principal of the debt securities will be payable;

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  the rate or rates at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

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  the place or places where the principal of and any premium and interest on the debt securities will be payable;

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  the period or periods within which, the price or prices at which and the terms and conditions on which the debt securities may be redeemed, in whole or in part, at our option;

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  our obligation, if any, to redeem or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of the holder of the debt security, and the period or periods within which, the price or prices at which and the terms and conditions on which the debt securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation;

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  whether the debt securities will be convertible or exchangeable into or for common stock, preferred stock or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

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  the terms, if any, pursuant to which any debt securities will be subordinate to any of our debt;

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  the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

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  if the amount of principal of or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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  if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on the debt securities will be payable (and the manner in which the equivalent of the principal amount of the debt securities in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time);

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  if the principal of or any premium or interest on the debt securities is to be payable, at our election or at the election of the holder, in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined);

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  if other than the entire principal amount of the debt securities, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

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  if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount of the debt securities which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

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  if applicable, that debt securities, in whole or any specified part, are defeasible pursuant to the provisions of the indenture described under "Defeasance and Covenant Defeasance—Defeasance and Discharge" or "Defeasance and Covenant Defeasance—Covenant Defeasance", or under both such captions;

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  whether the debt securities will be issuable in whole or in part in the form of one or more global debt securities and, if so, the respective depositaries for such global debt securities, the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to under "Form, Exchange and Transfer—Global Debt Securities" and, if different from those described under such caption, any circumstances under which any such global debt security may be exchanged in whole or in part for debt securities registered, and any transfer of such global debt security in whole or in part may be registered, in the names of persons other than the depositary for such global security or its nominee;

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  any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable;

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  any addition to or change in the covenants in the indenture applicable to the debt securities; and

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  any other terms of debt securities not inconsistent with the provisions of the indenture.

        Debt securities, including original issue discount debt securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement. If we use any index to determine the amount of payments of principal of, premium, if any, or interest, if any, on any debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the debt securities.

Senior Debt Securities

        Payment of the principal of, premium, if any, and interest on senior debt securities will rank on parity with all of our other unsecured and unsubordinated debt securities.

Subordinated Debt Securities

        Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Form, Exchange and Transfer

        The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

        At the option of the holder, subject to the terms of the indenture and the limitations applicable to global debt securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

        Subject to the terms of the indenture and the limitations applicable to global debt securities, you may present debt securities for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated for such purpose. You will not incur a service charge for any registration of transfer or exchange of debt securities, but you must pay a sum sufficient to cover any tax or other governmental charge as may be described in the indenture. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If the debt securities of any series (or of any series and specified terms) are to be redeemed in part, we will not be required to (a) issue, register the transfer of or exchange any debt securities of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing or (b) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of the debt securities being redeemed in part.

Global Debt Securities

        Some or all of a series of debt securities may be represented, in whole or in part, by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or its nominee or a custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any such other matters as may be provided for pursuant to the indenture.

        Notwithstanding any provision of the indenture or any debt security described in this prospectus, no global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a global debt security in whole or in part may be registered, in the name of any person except:

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  by the depositary to its nominee;

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  by a nominee of the depositary to the depositary or another nominee; or

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  by the depositary or any nominee to a successor of the depositary, or a nominee of the successor unless (a) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture, (b) there shall have occurred and be continuing an event of default with respect to the debt securities represented by such global debt security or (c) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement. All securities issued in exchange for a global security or any portion of a global debt security will be registered in such names as the depositary may direct.

        As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of such global debt security and the debt securities represented by the global debt security for all purposes under the debt securities and the indenture. Except in the limited circumstances referred to above, you will not be entitled to have such global debt security or any securities registered by the global debt security registered in your name, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange of the global debt security and will not be considered to be the owners or holders of such global debt security or any debt securities represented by the global debt security for any purpose under the debt securities or the indenture. All payments of principal of and any premium and interest on a global debt security will be made to the depositary or its nominee, as the case may be, as the holder of the global debt security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global debt security.

        Ownership of beneficial interests in a global debt security will be limited to institutions that have accounts with the depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any global debt security, the depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global debt security to the accounts of its participants. Ownership of beneficial interests in a global debt security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and others matters relating to beneficial interests in a global debt security may be subject to various policies and procedures adopted by the depositary from time to time. We, the trustee or any agent of us or the trustee will not have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global debt security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest, if any, payment immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

        Secondary trading in notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, beneficial interests in a global debt security, in some cases, may trade in the depositary's same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global debt security upon the original issuance thereof may be required to be made in immediately available funds.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest.

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of a paying agent or paying agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled to such interest as such address appears in the security register. Any paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate debt securities additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys or United States government obligations (including proceeds thereof) deposited by us with the trustee or any paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and after repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Consolidation, Merger and Sale of Assets

        The indenture will provide that we will not consolidate with or merge into any other person or convey, transfer or lease substantially all of our properties to any person, and no person may consolidate with or merge into us unless (a) the successor is organized under the laws of the United States or any state or the District of Columbia, and the successor expressly assumes our obligations under the indenture and the debt securities, (b) immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, exists, and (c) certain other conditions as prescribed in the indenture are met.

        The general provisions of the indenture do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction that we may become involved in that may adversely affect holders of the debt securities.

Events of Default

        Each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

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  our failure to pay principal of or any premium on any debt security of that series when due, whether at maturity, upon redemption, by accelerating the maturity or otherwise;

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  our failure to pay any interest on any debt securities of that series when due, continued for 30 days;

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  our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

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  our failure to observe or perform any other covenant or warranty contained in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of a series other than that series), continued for 90 days after written notice to us by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture;

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  certain events related to our bankruptcy, insolvency or reorganization; and

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  any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. If an event of default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an original issue discount security or the principal amount of which is not then determinable, such portion of the principal amount of such debt security, or such other amount in lieu of such principal amount, as may be specified in the terms of such debt security) to be due and payable immediately.

        If an event of default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other event of default occurs and is continuing involving all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities outstanding may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.

        Similarly, if an event of default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other event of default occurs and is continuing involving all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities outstanding may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.

        If, however, the event of default relating to the performance of other covenants or any other event of default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, as the case may be, then, the trustee or the holders of not less than

25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately.

        If an event of default related to our bankruptcy, insolvency or reorganization with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of that series (or, in the case of any such original issue discount security or other debt security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture. For information as to waiver of defaults, see "Modification and Waiver".

        Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee indemnity satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (a) such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series, (b) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered indemnity satisfactory to the trustee, to the trustee to institute such proceeding as trustee and (c) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

        We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

Modification and Waiver

        Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of senior or subordinated debt securities, as the case may be, affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected:

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  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

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  reduce the principal amount of, or any premium or interest on, any debt security;

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  reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity;

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  change the place or currency of payment of principal of, or any premium or interest on, any debt security;

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  modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated securities in a manner adverse to the holders of those securities;

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  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

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  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

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  reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

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  modify such provisions with respect to modification and waiver.

        The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected.

        The indenture will provide that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under the indenture as of any date, (a) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity to such date, (b) if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of such debt security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such debt security and (c) the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a debt security described in clause (a) or (b) above, of the amount described in such clause). Certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to the indenture, will not be deemed to be outstanding.

        Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, such action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Defeasance and Covenant Defeasance

        If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1302 of the indenture, relating to defeasance and discharge of indebtedness, or Section 1303 of the indenture, relating to defeasance of certain restrictive covenants in the indenture, applied to the debt securities of any series, or to any specified part of a series.

        Defeasance and Discharge.    The indenture will provide that, upon our exercise of our option (if any) to have Section 1302 of the indenture applied to the debt securities, we will be discharged from all our obligations (and, if applicable, provisions relating to subordination will cease to be effective) with respect to such debt securities except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

        Defeasance of Certain Covenants.    The indenture provides that, upon our exercise of our option (if any) to have Section 1303 of the indenture applied to the debt securities, we may omit to comply with certain restrictive covenants of the indenture and any that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above next to the fourth bullet point (with respect to such restrictive covenants) and next to the fifth bullet point under "Events of Default" and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an event of default, in each case with respect to such debt securities. We, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such debt securities, money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercised this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and United States government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments.

Notices

        Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register.

Title

        We, the trustee and any of our agents or the trustee may treat the person in whose name a debt security is registered as the absolute owner thereof (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

        The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with the warrant recipient or, if the recipients are numerous, a warrant agent identified in the applicable prospectus supplement. The warrant agent, if engaged, would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

        The summary description below of certain common provisions of a warrant and any summary description of the warrant in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the corresponding warrant agreement and warrant certificate. The forms of a warrant agreement and the warrant certificate relating to any particular series of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you.

General Terms

        The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable, the following:

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  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  any applicable anti-dilution provisions;

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  any applicable redemption or call provisions;

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  the circumstances under which the warrant exercise price may be adjusted;

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  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

  •
  any applicable material United States federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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  the designation and terms of the debt securities, preferred stock, depositary shares or common stock purchasable upon exercise of the warrants;

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  the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

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  if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

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  if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

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  the principal amount of debt securities, the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the antidilution provisions of the warrants, if any;

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  any redemption or call provisions;

  •
  whether the warrants are to be sold separately or with other securities as parts of units; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer and may be exercised at the appropriate office of the warrant agent, if any, or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

Exercise of Warrants

        A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of warrants. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Amendments and Supplements to Warrant Agreements

        We and the relevant warrant agent may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. However, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holders of each warrant affected:

  •
  reduce the amount receivable upon exercise, cancellation or expiration;

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  shorten the period of time during which the warrants may be exercised;

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  otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

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  reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Enforceability of Rights; Governing Law

        The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF RIGHTS

        We may distribute rights, which may or may not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our Board of Directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or a series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. Unless otherwise provided in an applicable prospectus supplement, no fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or a series of preferred stock at a rate and price per share to be established by our Board of Directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.

        The summary description below of certain common provisions of a rights agreement and the related rights and any summary description of the rights agreement and rights in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such rights agreement and the corresponding rights certificate. The forms of the rights agreement and the rights certificate relating to any particular issue of rights will be filed with the SEC each time we issue rights, and you should read those documents for provisions that may be important to you.

Exercise Price

        Our Board of Directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects, our capital requirements, the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering and general conditions in the securities markets, especially for securities of financial institutions.

        The subscription price may or may not reflect the actual or long-term fair value of the common stock or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the rights' exercise price during the term of the rights or after the rights expire.

Exercise Rights; Fees and Expenses

        The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be identified in the applicable prospectus supplement. We will pay all fees charged by any subscription agent or escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable.

Expiration of Rights

        The applicable prospectus supplement will set forth the expiration date and time for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire, will no longer be exercisable and will have no value. We will extend the expiration date as required by applicable law and may, in our sole discretion, extend the expiration date for other reasons. If we elect to extend the expiration date, we will issue a press release announcing such extension prior to the scheduled expiration date.

Withdrawal and Termination

        We may withdraw the rights offering at any time prior to the expiration date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our Board of Directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers

        Holders of rights will have no rights as stockholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the applicable prospectus supplement, and such shares of common stock or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.

Regulatory Limitations

        We will not be required to issue to any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements

        We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common stock or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Therefore, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        This summary description of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

        The prospectus supplement relating to a particular issue of units will describe the terms of those units, including, where applicable, the following:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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  the terms of the unit agreement governing the units;

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  the date, if any, on and after which the units may be transferable separately;

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  whether the units will be issued in fully registered or global form or whether we will apply to have the units traded on a securities exchange or securities quotation system;

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  any material United States federal income tax consequences; and

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  how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to the holders, shares of our common stock or preferred stock, debt securities, warrants, depositary shares or units, at a future date or dates. The price per purchase contract security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Under the purchase contracts, we may be required to make periodic payments to the holders or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

        This summary description of certain general terms of purchase contracts and any summary description of purchase contracts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable purchase contract. The forms of the purchase contracts and, if applicable, collateral or depositary arrangements relating to any particular issue of purchase contracts will be filed with the SEC each time we issue these securities, and you should read those documents for provisions that may be important to you. In addition, United States federal income tax considerations applicable to the purchase contracts may also be discussed in the applicable prospectus supplement.

        The purchase contracts may require holders to secure their obligations under the contracts in a specified manner and, in specified circumstances, we may deliver newly issued prepaid purchase contracts, or prepaid securities, when we transfer to a holder any collateral securing the holder's obligations under the original purchase contract.

        The purchase contracts may be issued separately or as part of units consisting of a purchase contract and one or more other securities, which may include our common stock, preferred stock, debt securities, warrants, depositary shares or units, and which may secure the holder's obligations to purchase the purchase contract security under the purchase contract.

        The prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts, whether they will be issued separately or as part of units, and any applicable pledge or depository arrangements.

PLAN OF DISTRIBUTION

        We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

        We may sell the securities separately or together:

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  through one or more underwriters or dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters;

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  directly to one or more investors;

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  through agents; or

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  through a combination of any of these methods of sale.

        We may sell the securities from time to time:

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  in one or more transactions at a fixed price or prices, which may be changed from time to time;

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  at market prices prevailing at the times of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        The applicable prospectus supplement will include the names of underwriters, dealers or agents retained. The applicable prospectus supplement will also include the purchase price of the securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters' compensation, and any securities exchanges on which the securities are listed.

        If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

        We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

        Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or in a post-effective amendment).

        We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

        Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In compliance with Financial Industry Regulatory Authority (FINRA) guidelines, the maximum compensation to any underwriters, dealers or agents in connection with the sale of any securities pursuant to the prospectus and applicable prospectus supplements will not exceed the maximum allowable amount as set forth on the cover page of the applicable prospectus supplement.

        Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the NASDAQ Global Select Market or other principal market for our common stock. We may apply to list any series of debt securities, preferred stock, depositary shares, warrants, rights, units or purchase contracts on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

        Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading "Underwriting" or "Plan of Distribution" in the applicable prospectus supplement.

        Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered under this prospectus will be passed upon for us by Shapiro Bieging Barber Otteson LLP, Denver, Colorado. If the validity of the securities will be passed upon by counsel for any underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Guaranty as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 and the effectiveness of Guaranty's internal control over financial reporting as of December 31, 2015 have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$40,000,000

5.75% Fixed-to-Floating Rate Subordinated Notes due July 20, 2026

PROSPECTUS SUPPLEMENT

July 13, 2016

        Neither we nor the underwriter has authorized anyone to provide information different from that contained in this prospectus. When you make a decision about whether to invest in the Notes, you should not rely upon any information other than that information in this prospectus. Neither the delivery of this prospectus nor the sale of the Notes means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy the Notes in any circumstances under which the offer or solicitation is unlawful.